================================================================================
                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


================================================================================



     ALLIED WASTE INDUSTRIES, INC., RABANCO ACQUISITION COMPANY, RABANCO ACQUISITION COMPANY TWO, RABANCO ACQUISITION COMPANY THREE, RABANCO ACQUISITION COMPANY FOUR, RABANCO ACQUISITION COMPANY FIVE, RABANCO ACQUISITION COMPANY SIX, RABANCO ACQUISITION COMPANY SEVEN, RABANCO ACQUISITION COMPANY EIGHT, RABANCO ACQUISITION COMPANY NINE, RABANCO ACQUISITION COMPANY TEN, RABANCO ACQUISITION COMPANY ELEVEN, AND RABANCO ACQUISITION COMPANY TWELVE

                                       and

                                 RABANCO, LTD.,
                            RABANCO RECYCLING, INC.,
                           UNITED WASTE CONTROL CORP.,
                         RABANCO INTERMODAL/B.C., INC.,
                            WJR ENVIRONMENTAL, INC.,
                             WASTE ASSOCIATES, INC.,
                               PAPER FIBERS, INC.
                              MJS ASSOCIATES, INC.
                                    S&L, INC.
                         ALASKA STREET ASSOCIATES, INC.
                                   SSWI, INC.
                                       AND
                                   CCAI, INC.

                            Dated as of June 25, 1998

                                Table of Contents

                                                                           Page

ARTICLE I  DEFINITIONS........................................................2


ARTICLE II  THE MERGERS.......................................................9

   2.1    EFFECTIVE TIME OF THE MERGERS.......................................9
   2.2    CLOSING.............................................................9
   2.3    EFFECTS OF THE MERGERS..............................................9
   2.4    CONVERSION OF STOCK OF COMPANIES....................................9
   2.5    DELIVERY OF CERTIFICATES...........................................10
   2.6    TAX-DEFERRED REORGANIZATION........................................10
   2.7    ACCOUNTING TREATMENT...............................................10
   2.8    NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF THE COMPANIES......10
   2.9    POST-CLOSING ADJUSTMENTS...........................................11

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANIES.................12

   3.1    ORGANIZATION AND STANDING; SUBSIDIARIES............................12
   3.2    CAPITAL STRUCTURE..................................................12
   3.3    AUTHORITY..........................................................13
   3.4    COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.........................13
   3.5    FINANCIAL STATEMENTS...............................................14
   3.6    ABSENCE OF UNDISCLOSED LIABILITIES.................................15
   3.7    NO MATERIAL ADVERSE CHANGE.........................................15
   3.8    TAXES..............................................................15
   3.9    LABOR CONTROVERSIES................................................16
   3.10   EMPLOYEE BENEFIT PLANS.............................................17
   3.11   CERTAIN AGREEMENTS.................................................17
   3.12   LITIGATION.........................................................17
   3.13   TITLE TO AND CONDITION OF ASSETS...................................18
   3.14   MAJOR CONTRACTS....................................................18
   3.15   MATERIAL RELATIONS.................................................19
   3.16   REAL PROPERTY......................................................19
   3.17   ENVIRONMENTAL MATTERS..............................................20
   3.18   TECHNOLOGY.........................................................21
   3.19   QUESTIONABLE PAYMENTS..............................................22
   3.20   BROKERS AND FINDERS................................................22
   3.21   ACCOUNTING MATTERS.................................................22
   3.22   BOOKS AND RECORDS..................................................22
   3.23   INSURANCE..........................................................22
   3.24   COMPLETE DISCLOSURE................................................23

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBS................23

   4.1    ORGANIZATION; STANDING AND POWER...................................23
   4.2    CAPITAL STRUCTURE..................................................23
   4.3    AUTHORITY..........................................................24
   4.4    SEC DOCUMENTS AND FINANCIAL STATEMENTS.............................24
   4.5    NO MATERIAL ADVERSE CHANGE.........................................25
   4.6    COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.........................25
   4.7    INTERIM OPERATION OF SUBS..........................................25
   4.8    ACCOUNTING MATTERS.................................................25
   4.9    BROKERS AND FINDERS................................................26

ARTICLE V  COVENANTS OF COMPANIES............................................26

   5.1    CONDUCT OF BUSINESS................................................26
      5.1.1    Ordinary Course...............................................26
      5.1.2    Dividends:  Changes in Stock..................................27
      5.1.3    Issuance of Securities........................................27
      5.1.4    Governing Documents...........................................27
      5.1.5    No Acquisitions...............................................27
      5.1.6    No Dispositions...............................................27
      5.1.7    Indebtedness..................................................27
      5.1.8    Plans; Employees..............................................27
      5.1.9    Claims........................................................28
      5.1.10   Agreement.....................................................28
   5.2    BREACH OF REPRESENTATION AND WARRANTIES............................28
   5.3    CONSENTS...........................................................28
   5.4    REASONABLE EFFORTS.................................................28
   5.5    TAX RETURNS........................................................28
   5.7    POOLING............................................................28
   5.7    AUDITOR'S CONSENT..................................................28
   5.8    ACQUISITION OF ESSENTIAL ASSETS....................................29

ARTICLE VI  COVENANTS OF PARENT..............................................29

   6.1    BREACH OF REPRESENTATIONS AND WARRANTIES...........................29
   6.2    CONSENTS...........................................................29
   6.3    REASONABLE EFFORTS.................................................29
   6.4    POOLING............................................................29
   6.5    SEVERANCE..........................................................29
   6.6    COMBINED FINANCIAL RESULTS.........................................29

ARTICLE VII  ADDITIONAL AGREEMENTS...........................................30

   7.1    ACCESS TO INFORMATION..............................................30
   7.2    LEGAL CONDITIONS TO THE MERGERS....................................30
   7.3    AFFILIATES.........................................................30
   7.4    HSR ACT FILINGS....................................................31
   7.5    EMPLOYEE BENEFITS..................................................31
   7.6    OFFICERS AND DIRECTORS.............................................32
   7.7    EXPENSES...........................................................32
   7.8    ADDITIONAL AGREEMENTS..............................................32
   7.9    PUBLIC ANNOUNCEMENTS...............................................32
   7.10   TAXES..............................................................32
   7.11   CERTAIN INSURANCE POLICIES.........................................35

ARTICLE VIII  CONDITIONS PRECEDENT...........................................35

   8.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS........35
      8.1.1    Consents......................................................36
      8.1.2    No Restraints.................................................36
      8.1.3    No Burdensome Condition.......................................36
   8.2    CONDITIONS OF OBLIGATIONS OF PARENT AND SUBS.......................36
      8.2.1    Representations and Warranties of Company.....................36
      8.2.2    Performance of Obligations of Companies.......................36
      8.2.3    Affiliates....................................................36
      8.2.4    Pooling of Interests..........................................37
      8.2.5    Opinion of Companies' Counsel.................................37
   8.3    CONDITIONS OF OBLIGATIONS OF COMPANIES.............................37
      8.3.1    Representations and Warranties of Parent and Subs.............37
      8.3.2    Performance of Obligations of Parent and Subs.................37
      8.3.3    Pooling of Interests..........................................37
      8.3.4    Opinion of Parent Counsel.....................................37

ARTICLE IX    INDEMNIFICATION................................................38

   9.1    INDEMNIFICATION BY SHAREHOLDERS....................................38
   9.2    INDEMNIFICATION BY PARENT..........................................38
   9.3    NOTICE OF CLAIMS...................................................39
   9.4    DEFENSE OF THIRD PARTY CLAIMS......................................39
   9.5    TIME LIMIT.........................................................40
   9.6    LIMITATIONS........................................................40
   9.7     TAX CONSEQUENCES..................................................41
   9.8     SPECIAL INDEMNITY FOR PERMIT MATTER...............................41

ARTICLE X  TERMINATION, AMENDMENT AND WAIVER.................................41

   10.1   TERMINATION........................................................41
   10.2   EFFECT OF TERMINATION..............................................42
   10.3   AMENDMENT..........................................................42
   10.4   EXTENSION, WAIVER..................................................42

ARTICLE XI  GENERAL PROVISIONS...............................................42

   11.1   NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS..........42
   11.2   NOTICES............................................................43
   11.3   INTERPRETATION.....................................................45
   11.4   COUNTERPARTS.......................................................45
   11.5   MISCELLANEOUS......................................................45
   11.6   NO JOINT VENTURE...................................................45
   11.7   TRANSACTIONAL EXPENSES.............................................45
   11.8   GOVERNING LAW......................................................45

         EXHIBIT 2.1 (a)...Agreement and Plan of Merger
         EXHIBIT 2.1 (b)...Articles of Merger
         EXHIBIT 5.8.......         Josie Agreement
         EXHIBIT 7.3.......         Affiliates Agreement
         EXHIBIT 8.2.5.....         Opinion of Companies' Counsel
         EXHIBIT 8.3.4.....         Opinion of Parent Counsel

                           AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION, is made and entered into as of June 25, 1998, by and among Allied Waste Industries, Inc., a Delaware corporation ("Parent"); Rabanco Acquisition Company, Rabanco Acquisition Company Two, Rabanco Acquisition Company Three, Rabanco Acquisition Company Four, Rabanco Acquisition Company Five, Rabanco Acquisition Company Six, Rabanco Acquisition Company Seven, Rabanco Acquisition Company Eight, Rabanco Acquisition Company Nine, Rabanco Acquisition Company Ten, Rabanco Acquisition Company Eleven, and Rabanco Acquisition Company Twelve, each of which is a Washington corporation and a wholly-owned subsidiary of Parent (each a "Sub" and together the "Subs"); Rabanco, Ltd., a Washington corporation, ("Limited"), Rabanco Recycling, Inc., a Washington corporation ("Recycling"), United Waste Control Corp., a Washington corporation ("United"), Rabanco Intermodal/B.C., Inc., a Washington corporation ("Intermodal"), WJR Environmental, Inc., a Washington corporation ("WJR"), Waste Associates, Inc., a Washington corporation ("Waste Associates"), Paper Fibers, Inc., a Washington corporation ("Paper Fibers"), MJS Associates, Inc., a Washington corporation ("MJS"), Alaska Street Associates, Inc., a Washington corporation ("Alaska Street"), S&L, Inc., a Washington corporation ("S&L"), SSWI, Inc., a Washington QSSS corporation ("SSWI"), and CCAI, inc., a Washington QSSS corporation ("CCAI") (each a "Company" and collectively, the "Companies"); and Warren J. Razore, Josie Razore, Marie Schulze, and Carmen Sepic (collectively the "Razore Shareholders"), and Sphere Solid Waste, Inc., a Washington corporation and CCA, inc., a Washington corporation (collectively the "Non-Razore Shareholders") (The Razore Shareholders and the Non-Razore Shareholders are sometimes referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

                                    RECITALS

         WHEREAS, Parent, Rabanco Acquisition Company, Limited, Recycling, United, Intermodal, WJR, Waste Associates, Paper Fibers, MJS, and the Razore Shareholders entered into an Agreement and Plan of Reorganization dated as of April 23, 1998 (the "First Agreement");

         WHEREAS, Section 7.13 of the First Agreement provided for its amendment to include Alaska Street, S&L, SSWI, CCAI, and the Non-Razore Shareholders;

         WHEREAS,   Alaska  Street,   S&L,   SSWI,   CCAI,  and  the  Non-Razore
Shareholders desire to become parties to the First Agreement; and

         WHEREAS,  the  parties  hereto  desire to amend and  restate  the First
Agreement in its entirety, with the intent that the First Agreement be superseded by this Agreement;

         INTENDING TO BE LEGALLY BOUND, and in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein, Parent, Subs, the Companies, and the Shareholders hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, capitalized terms shall have the following meanings:

         "Aboveground Storage Tank" shall have the meaning ascribed to such term in RCRA or any applicable state or local statute, law, ordinance, code, rule, regulation, or Order.

         "Adjustment Amount" shall have the meaning given in Section 2.9(c).

         "Affiliate" shall mean any person or entity that is an affiliate for purposes of pooling regulations.

         "Affiliate Agreements" shall have the meaning given in Section 7.3.

         "Agreement" shall mean this Amended and Restated Agreement and Plan of Reorganization.

         "Alaska Street" shall mean Alaska Street Associates, Inc., a Washington corporation.

         "Antitrust Laws" shall mean the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, or Orders that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

         "Assets" shall mean all of the properties and assets owned or leased by any Company or Subsidiary, except for the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

         "Business Condition" with respect to any entity shall mean the business, financial condition, results of operations or assets (without giving effect to the consequences of the transactions contemplated by this Agreement) of such entity and its subsidiaries taken as a whole.

         "CCAI" shall mean CCAI, inc., a Washington QSSS corporation.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601, et. seq.

         "Claim Notice" shall mean a written notice in reasonable detail of the facts and circumstances that form the basis of an indemnification claim hereunder and setting forth an estimated amount of the potential Losses, if possible, and the sections of this Agreement upon which the claim for indemnification for such Losses is based.

         "Closing" shall mean the closing of the Merger.

         "Closing Date" shall have the meaning given in Section 2.2.

         "Closing Date Working Capital" shall have the meaning given in Section 2.9.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" and "Companies" shall mean any and all, respectively,  of the
following  companies:   Limited,  Recycling,   United,  Intermodal,  WJR,  Waste
Associates, Paper Fibers, MJS, Alaska Street, S&L, CCAI, and SSWI.

         "Companies' Disclosure Schedule" shall mean a document referring specifically to the representations and warranties in this Agreement that is delivered by the Companies to Parent prior to the execution of this Agreement.

         "Company Percentages" shall have the meaning given in Section 2.4.

         "Companies' Required Statutory Approvals" shall have the meaning given in Section 3.4(c).

         "Company Shares" shall mean the issued and outstanding shares of capital stock of the Companies.

         "Company Voting Debt" shall mean bonds, debentures, notes, or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Company Shares on any matter.

         "Confidentiality Agreement" shall mean that certain Confidentiality and Nonsolicitation Agreement entered into between Rabanco Companies and Parent.

         "Consent" shall mean a consent, approval, Order or authorization of or registration, declaration or filing with or exemption by a Governmental Entity.

         "Counternotice" shall mean a written objection to a claim or payment setting forth the basis for disputing such claim or payment.

         "Current Balance Sheets" shall have the meaning given in Section 3.5.

         "Discharge" shall mean any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into ground water, surface water, or soil.

         "Effective Time" shall have the meaning given in Section 2.1.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Environmental Audits" shall mean studies or investigations undertaken to assess compliance with Environmental Laws.

          "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, Orders, plans, or ordinances, or similar laws of foreign jurisdictions where any Company or Subsidiary conducts business, any of which govern (or purport to govern) or relate to pollution,
protection of the environment,   public  health  and  safety,  air  emissions,
water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are defined in such statutes, laws, rules, regulations, codes, Orders, or ordinances, including without limitation CERCLA; RCRA; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.ss.1801, et. seq.; the Clean Water Act, as amended, 33 U.S.C. ss.ss. 1311, et. seq. ("CWA"); the Clean Air Act, as amended, 42 U.S.C. ss.ss. 7401-7642; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.ss. 2601 et. seq.; FIFRA; EPCRA; and OSHA.

         "Environmental Site Assessment" shall mean a study or investigation undertaken to determine if a particular parcel of real property is subject to a "recognized environmental condition", as defined by ASTM E 1527-97.

         "EPCRA" shall mean the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss.ss.11001, et. seq. (Title III of SARA).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "FIFRA" shall mean the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss.ss. 136-136y.

         "Financial Statements" shall have the meaning given in Section 3.5.

         "First  Agreement"  shall  mean  that  certain  Agreement  and  Plan of
Reorganization dated as of April 23, 1998, by and among Parent, Rabanco Acquisition Company, Limited, Recycling, United, Intermodal, WJR, Waste Associates, Paper Fibers, MJS, and the Razore Shareholders.

         "Fixed Assets" shall mean all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture, and fixtures used by or located on the premises of any Company or Subsidiary or set forth in the Current Balance Sheets or acquired by any Company or Subsidiary since the date of the Current Balance Sheets.

         "Funded Debt" shall have the meaning given in Section 2.9.

         "GAAP" shall have the meaning given in Section 2.9.

         "Governmental Entity" shall mean a court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign.

         "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

         "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos-containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws, or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Income Taxes" shall mean any and all federal, state, local, or foreign Taxes imposed on net income.

         "Intellectual Property Rights" shall mean the rights to all patents, trademarks, trade names, service marks, copyrights and any applications therefor, and tangible or intangible proprietary information or material that in any material respect are used in the business of such Company or Subsidiary as currently conducted.

         "Intermodal" shall mean Rabanco Intermodal/B.C., Inc., a Washington corporation.

         "Knowledge of the Companies" shall mean the actual knowledge, without further inquiry, of the following individuals: Michael L. Windus, James Sepic, Stephen O. Simmons, James D. Garrison, Richard H. Morck, Mark W. Wolken, Frank G. Lingenbrink, Julie Atwood, Nelson A. Johnson, Robert W. Evans, Robert S. Jaffe, Jeffrey A. Williamson, Harley Bird and Cathleen Carr.

         "Liabilities" shall mean liabilities, obligations, or contingencies.

         "Leased Premises" shall mean all parcels of real estate subject to Leases to which any Company or Subsidiary is a party as a lessee.

         "Leases" shall mean leases, licenses, or similar agreements.

         "Licenses" means all licenses, certificates, permits, approvals and registrations as are required by any Governmental Entity.

         "Limited" shall mean Rabanco, Ltd., a Washington corporation.

         "Losses" shall mean direct and actual losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including reasonable attorneys' fees) of any kind, but excluding all indirect and/or consequential damages of any kind.

         "Material Adverse Effect" shall mean a material adverse effect other than resulting from (i) changes attributable to conditions affecting the disposal, collection, or recycling business generally, (ii) changes in general economic conditions, or (iii) changes attributable to the announcement or pendency of the Merger.

         "Mergers" shall have the meaning given in Section 2.1.

         "Merger Documents" shall mean an Agreement and Plan of Merger and Articles of Merger with respect to each of the Mergers substantially in the form of Exhibits 2.1(A)-(B).

         "Merger Shares" shall have the meaning given in Section 6.6.

         "MJS" shall mean MJS Associates, Inc., a Washington corporation.

         "Non-Razore Shareholders" shall mean Sphere Solid Waste, Inc., a Washington corporation and CCA, inc., a Washington corporation.

         "Notice of Objection" shall have the meaning given in Section 2.9.

         "Notices" shall mean non-compliance orders and notices of violation.

         "Order" shall mean a decree,  judgment,  injunction,  ruling,  or other
order  of  a  Governmental  Entity  having   jurisdiction,   whether  temporary,
preliminary, or permanent.

         "OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651, et. seq.

         "Owned Property" shall mean a parcel of real estate owned by a Company or Subsidiary as of the date hereof.

         "Paper Fibers" shall mean Paper Fibers, Inc., a Washington corporation.

         "Parent" shall mean Allied Waste Industries, Inc., a Delaware corporation.

         "Parent Average Closing Price" shall mean the average closing price as publicly reported for the Nasdaq Stock Market as of 4:00 p.m. Eastern Time of Parent Common Shares over the last twenty (20) trading days ending two (2) trading days prior to the agreed Closing Date.

         "Parent Common Shares" shall have the meaning given in Section 2.4.

         "Parent Common Stock" shall have the meaning given in Section 4.2.

         "Parent Financial Statements" shall mean the financial statements of Parent included in the Parent SEC Documents.

         "Parent Notice" shall have the meaning given in Section 7.10(d).

         "Parent Required  Statutory  Approvals" shall have the meaning given in
Section 4.6.

         "Parent SEC Documents" shall mean all statements, reports, schedules, registration statements, and definitive proxies or information statements filed by Parent with the SEC since July 1, 1995.

         "Parent Voting Debt" shall mean bonds, debentures, notes, or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Parent Common Stock on any matter.

         "Payment Certificate" shall mean a written claim for payment of Losses, in reasonable detail and specifying the amount of such Losses.

         "Permitted Exceptions" shall have the meaning given in Section 3.16(a)
(i).

         "Plan" shall mean an employee bonus, profit sharing, retirement, stock purchase, stock option, recapitalization, insurance, medical, life, disability, severance, or other benefit plan.

         "Proceedings" shall mean claims, suits, actions, or administrative or judicial proceedings.

         "Proceeding Notice" shall have the meaning given in Section 7.10(d).

         "Rabanco Companies & Affiliates" shall mean the following Company and Subsidiaries: United, Rabanco Companies, U.S. Disposal II, Recycle Seattle II, and Kent-Meridian Disposal.

         "Razore Shareholders" shall mean Warren J. Razore, Josie Razore, Marie Schulze, and Carmen Sepic.

         "RCRA" shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901 et. seq.

         "Recycling" shall mean Rabanco Recycling, Inc., a Washington corporation.

         "Regional  Disposal  Company &  Affiliates"  shall  mean the  following
Subsidiaries:  Regional  Disposal Company and Roosevelt Associates.

         "Required Statutory Approvals" shall mean the Parent Required Statutory Approvals and the Companies' Required Statutory Approvals.

         "Return Periods" shall have the meaning given in Section 3.8(a).

         "Rights of First Offer Claims" shall have the meaning given in Section 9.2.

         "S&L" shall mean S&L, Inc., a Washington corporation.

         "S Corporation Taxable Periods" shall mean the taxable periods for which each Company is a valid S corporation under Section 1361(a) of the Code, including the taxable period ending at the close of business the day before the Closing Date.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Settlement Statement" shall have the meaning given in Section 2.9.

         "Shareholders" shall mean Warren J. Razore, Josie Razore, Marie Schulze, Carmen Sepic, Sphere Solid Waste, Inc., a Washington corporation, and CCA, inc., a Washington corporation.

         "SSWI" shall mean SSWI, Inc., a Washington QSSS corporation.

         "Sub" or "Subs" shall mean any or all of Rabanco Acquisition Company, Rabanco Acquisition Company Two, Rabanco Acquisition Company Three, Rabanco Acquisition Company Four, Rabanco Acquisition Company Five, Rabanco Acquisition Company Six, Rabanco Acquisition Company Seven, Rabanco Acquisition Company Eight, Rabanco Acquisition Company Nine, Rabanco Acquisition Company Ten, Rabanco Acquisition Company Eleven, and Rabanco Acquisition Company Twelve, all of which are Washington corporations and wholly-owned subsidiaries of Parent.

         "Subsidiary" means Rabanco Companies, a Washington general partnership, Regional Disposal Company, a Washington general partnership, Rabanco Regional Landfill Corporation, a Washington QSSS corporation, Roosevelt Associates, a Washington partnership, Paper Fibres Company, a Washington partnership, Kent-Meridian Disposal Company, a Washington joint venture, Recycle Seattle II, a Washington joint venture, and US Disposal II, a Washington joint venture.

         "Surviving Corporations" shall mean the Companies after the Mergers.

         "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including without limitation any federal, state, local, or foreign net income, gross income, gross receipts, unitary, license, payroll, unemployment, excise, severance, stamp, premium, windfall profits, environmental (including without limitation taxes under section 59A of the Code), occupational, lease, fuel, customs, duties, capital stock, franchise, profits, withholding, Social Security, disability, real property, personal property (tangible and intangible), sales, use, transfer, registration, value added, alternative or minimum, estimated, or any other kind of tax whatsoever (whether computed on a separate, consolidated, unitary, combined or other basis), including the recapture of any tax items, and including any interest, addition, penalty or other associated charge thereto, whether disputed or not. The term "Taxes" includes any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other person.

         "Tax Returns" shall mean any returns, informational returns, reports, declarations, estimates, or statements with respect to Taxes that are required to be filed with any taxing authority.

         "Threshold Amount" shall have the meaning given in Section 9.6.

         "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, or Order.

         "United" shall mean United Waste Control Corp., a Washington corporation.

         "Violation" shall have the meaning given in Section 3.4(b).

         "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash as those terms are defined under any applicable Environmental Laws.

         "Waste Associates" shall mean Waste Associates, Inc., a Washington corporation.

         "WBCA" shall mean the Washington Business Corporation Act.

         "WJR" shall mean WJR Environmental, Inc., a Washington corporation.

                                   ARTICLE II

                                   THE MERGERS

         2.1 Effective Time of the Mergers. Subject to the provisions of this Agreement, each Sub will be merged into its corresponding Company as indicated on the attached Schedule 2.1 (the "Mergers"). The Merger Documents shall be duly prepared, executed, and acknowledged by the parties and thereafter delivered to the Secretary of State of the State of Washington, for filing, as provided in the WBCA as soon as practicable on or after the Closing Date. The Mergers shall become effective upon the filing of the Merger Documents with the Secretary of State of the State of Washington or at such time thereafter as is provided in the Merger Documents (the "Effective Time").

         2.2 Closing. The Closing will take place as soon as practicable on the first business day after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Article VIII that by their terms are not to occur at the Closing (the "Closing Date"), at the offices of Preston Gates & Ellis LLP, Seattle, Washington, unless another date or place is agreed to in writing by the parties hereto.

         2.3 Effects of the Mergers. At the Effective Time, (i) the separate existence of each Sub shall cease and each Sub shall be merged with and into the corresponding Company, (ii) the Articles of Incorporation of each Sub shall be the Articles of Incorporation of the corresponding Surviving Corporation, until duly amended, (iii) the Bylaws of each Sub shall be the Bylaws of the corresponding Surviving Corporation until duly amended, (iv) the directors of each Sub shall be the directors of the corresponding Surviving Corporation, (v) the officers of each Sub shall be the officers of the corresponding Surviving Corporation, (vi) the issued and outstanding capital stock of each Sub shall continue to be the issued and outstanding capital stock of the corresponding Surviving Corporation, (vii) all contracts, agreements, purchase orders, leases, licenses, permits, and authorizations affecting or relating to each of the Companies shall continue unimpaired as to the corresponding Surviving Corporation, (viii) all debts, liabilities, and obligations of each Company, whether known or unknown, fixed or contingent, shall accede to the corresponding Surviving Corporation, and (ix) the Mergers shall, from and after the Effective Time, have all the effects provided by applicable law.

         2.4      Conversion of Stock of Companies.

                  (a) Subject to adjustment as set forth in Section 2.9, at and as of the Effective Time and by virtue of the Mergers, the issued and outstanding shares of the capital stock of each Company (except for CCAI and
SSWI) shall be converted, without any action on the part of the holders thereof, into the right of the Razore Shareholders to receive an aggregate of Fourteen Million (14,000,000) shares of Parent Common Stock (the "Parent Common Shares"), in proportion to their respective ownership interests in the Companies and in proportion to the value of each of the Companies in relation to the transactions contemplated hereby as expressed in a percentage (the "Company Percentages") and as set forth on Schedule 2.4(a); provided, however, that in the event that the Parent Average Closing Price is less than Twenty Five Dollars and Twenty-One cents ($25.21) per share, the Razore Shareholders shall instead receive that number of shares equal to Three Hundred Fifty Three Million Dollars ($353,000,000) divided by the Parent Average Closing Price. Appropriate adjustments shall be made for any stock-splits, stock dividends or other capital adjustments. No fractional shares of Parent Common Stock will be issued in the Mergers. In lieu of such issuance, the shares of Parent Common Stock issued to the Razore Shareholders pursuant to the terms of this Agreement shall be rounded at each incident of issuance to the closest whole share of Parent Common Stock.

                  (b) Subject to adjustment as set forth in Section 2.9, at and as of the Effective Time and by virtue of the Mergers, the issued and outstanding shares of the capital stock of SSWI and CCAI shall be converted, without any action on the part of the holders thereof, into the right of the Non-Razore Shareholders to receive at Closing cash or immediately available funds in proportion to their respective Company Percentages as set forth on
Schedule  2.4(b).  In no event  shall the amount of cash paid  pursuant  to this
Section 2.4(b) be in an amount that would disqualify the entire business combination to be effected by the Mergers from being treated as a "pooling of interests" for accounting purposes.

         2.5  Delivery  of  Certificates.   Each  holder  of  a  certificate  or
certificates representing shares of the capital stock of the Companies shall surrender such certificates to Parent, together with such duly executed documentation as may be reasonably required by Parent to effect a transfer of such shares, and upon such surrender each Razore Shareholder shall be entitled to receive the shares of Parent Common Stock as indicated on Schedule 2.4(a).

         2.6 Tax-Deferred Reorganizations. Each of the Mergers (except for the two Mergers involving SSWI and CCAI) is intended to be a reorganization within the meaning of Section 368 of the Code and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under
Section 368 of the Code.

         2.7 Accounting Treatment. The entire business combination to be effected by the Mergers is intended to be treated for accounting purposes as a "pooling of interests".

         2.8 No Further Ownership Rights in Capital Stock of the Companies. All shares of Parent Common Stock issued, and all cash paid, at the Effective Time upon cancellation of the shares of capital stock of the Companies in accordance with the terms hereof shall respectively be deemed to have been delivered in full satisfaction of all rights pertaining to the shares of capital stock of the Companies. After the Effective Time, there shall be no transfers on the stock transfer books of the Companies of the shares of the Companies' stock.

         2.9      Post-Closing Adjustments.

                  (a) The consideration payable pursuant to Section 2.4 shall be subject to adjustment after the Closing Date as provided in this Section 2.9. On or before sixty (60) days following the Closing Date, Parent shall calculate and deliver to the Shareholders a written statement (the "Settlement Statement") setting forth the amount of the working capital of each of the Companies and Subsidiaries as of the Closing Date (the "Closing Date Working Capital") and the total amount of Funded Debt as of the Closing Date. "Closing Date Working Capital" shall mean the difference obtained by subtracting (a) the amount which would be reflected in accordance with generally accepted accounting principles consistently applied ("GAAP") as current operating liabilities of the Companies and Subsidiaries as of the Closing Date, but excluding Funded Debt, from (b) the amount that would be reflected in accordance with GAAP as current operating assets of the Companies and Subsidiaries as of the Closing Date. The Settlement Statement shall be calculated by Parent and certified in writing by the Chief Financial Officer of Parent. "Funded Debt" shall mean (i) indebtedness of the Companies or Subsidiaries for borrowed money, including indebtedness to family members and non-sale related entities, (ii) indebtedness of the Companies or Subsidiaries with respect to capitalized lease obligations, in either case outstanding as of the Closing Date, and (iii) bonus amounts which may be paid as described in and pursuant to Section 5.1.8.

                  (b) The Settlement Statement shall be final and binding on the Shareholders unless, within thirty (30) days following the date of delivery to them of the Settlement Statement, the Shareholders notify Parent in writing (a "Notice of Objection") that the Shareholders do not accept as correct the amount of any calculation reflected in the Settlement Statement. If the Shareholders timely deliver a Notice of Objection to Parent, then the Shareholders and Parent shall respectively instruct Sweeney Conrad and Arthur Andersen L.L.P. to attempt to reach mutual agreement as to each disputed calculation made in the Settlement Statement. If within ten (10) days after the matter has been referred to such accounting firms they have not reached agreement as to all disputed calculations, then Sweeney Conrad and Arthur Andersen L.L.P. shall be promptly instructed by the Shareholders and Parent, respectively, to designate a third accounting firm of internationally recognized standing, which (acting as experts and not as arbitrators) shall be instructed to make, as soon as practicable after the matter is referred to such firm, all calculations which are in dispute, and the determination of such third accounting firm in the matter shall be final and binding on all parties.

                  (c) Once all amounts required to be calculated under the preceding provisions of this Section 2.9 have been finally determined under this
Section 2.9, the parties shall calculate the "Adjustment Amount", which shall be defined as: (i) Funded Debt (reflected as a positive number), plus (ii) Closing Date Working Capital (reflected as a positive number if a deficit and as a negative number if a surplus). If the Adjustment Amount exceeds Forty-Five Million Dollars ($45,000,000), then the Shareholders shall pay to Parent, in the manner described below the amount of Adjustment Amount in excess of Forty-Five Million Dollars ($45,000,000), which payment shall be accounted for as a reduction of the consideration paid pursuant to Sections 2.4(a) and (b). The Shareholders shall make any payments required by this Section 2.9 by either: (i) returning that number of Parent Common Shares equal to the amount of the required payment divided by the closing price of the Parent Common Shares as publicly reported for the Nasdaq Stock Market on the Closing Date; and/or (ii) paying cash, in proportion to their percentage ownership in the Companies and the Company Percentages, within seven (7) days after the amount of the adjustment has been finally determined as provided by this Section 2.9. Each of Parent and the Shareholders shall pay its own fees and expenses associated with the preparation of the Settlement Statement or any other calculations made hereunder.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

         Except  as  disclosed  in  the  Companies'  Disclosure  Schedule,   the
Companies jointly and severally represent and warrant to Parent and Subs as follows:

         3.1 Organization and Standing; Subsidiaries. Each Company and each of the Subsidiaries is a corporation, partnership, or other entity duly organized and validly existing under the laws of the State of Washington, has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which a failure so to qualify would have a Material Adverse Effect on the Business Condition of the Companies. The Subsidiaries are the only entities controlled by the Companies. Rabanco Companies is a Washington general partnership owned by Limited and Recycling. Regional Disposal Company is a Washington general partnership owned 33.33% by Rabanco Regional Landfill Corp., a Washington corporation; 46.67% by WJR, 10% by Waste Associates, and 10% by MJS. Rabanco Regional Landfill Corp. is a Washington QSSS corporation, 100% of the outstanding shares of which are owned by Limited. Roosevelt Associates is a Washington partnership owned 50% by Regional Disposal Company. Paper Fibres Company is a Washington general partnership owned 33.33% by Paper Fibers and 66.67% by Recycling. Kent-Meridian Disposal Company is a Washington joint venture 50% of which is owned by Rabanco Companies. Recycle Seattle II is a Washington joint venture 72% of which is owned by Paper Fibres Company, 7% of which is owned by CCAI, and 21% of which is owned by SSWI. US Disposal II is a Washington joint venture 70.5% of which is owned by United, 20.5% of which is owned by SSWI, and 9% of which is owned by CCAI. The Companies are the lawful record and beneficial owners of all such equity interests in the Subsidiaries and have valid title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer (other than restrictions under federal and state securities laws), claims, and equities of every kind. There are no outstanding warrants, options, or rights of any kind to acquire from the Companies any such equity interests in any Subsidiary.

         3.2 Capital Structure. The authorized capital stock of Limited consists of Fifty Thousand (50,000) shares of common stock, of which Three Hundred Fifty Two and Two Tenths (352.2) shares are issued and outstanding. The authorized capital stock of Recycling consists of Fifty Thousand (50,000) shares of common stock, of which Six Thousand Six Hundred Sixty Seven (6,667) shares are issued and outstanding. The authorized capital stock of United consists of Five Hundred
(500) shares of common stock, of which One Hundred Five (105) shares are issued and outstanding. The authorized capital stock of Intermodal consists of Fifty Thousand (50,000) shares of common stock, of which Ten Thousand (10,000) shares are issued and outstanding. The authorized capital stock of WJR consists of One Thousand (1,000) shares of common stock, of which One Thousand (1,000) shares are issued and outstanding. The authorized capital stock of Waste Associates consists of One Thousand (1,000) shares of common stock, of which One Thousand (1,000) shares are issued and outstanding. The authorized capital stock of Paper Fibers consists of Ten Thousand (10,000) shares of common stock, of which One Hundred (100) shares are issued and outstanding. The authorized capital stock of MJS consists of One Thousand (1,000) shares of common stock, of which One Thousand (1,000) shares are issued and outstanding. The authorized capital stock of Alaska Street consists of Ten Thousand (10,000) shares of common stock, of which Nine Thousand (9,000) shares are issued and outstanding. The authorized capital stock of S&L consists of Ten (10) shares of common stock, of which Four
(4) shares are issued and outstanding. The authorized capital stock of CCAI consists of One Hundred Thousand (100,000) shares of common stock, of which One Thousand (1,000) shares are issued and outstanding. The authorized capital stock of SSWI consists of One Hundred Thousand (100,000) shares of common stock, of which One Thousand (1,000) shares are issued and outstanding. All Company Shares have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. There are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements, or rights of any character to which any Company is a party or by which any Company may be bound obligating such Company to issue, deliver, or sell, or cause to be issued, delivered, or sold, additional shares of the capital stock of such Company, or obligating such Company to grant, extend, or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement, or right. None of the Companies has outstanding any bonds, debentures, notes, or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of common stock of any Company on any matter. The Shareholders are the lawful record and beneficial owners of all of the Company Shares shown as owned by such Shareholders on Schedules 2.4(a) and (b) and have valid title thereto, free and clear of all liens, pledges, encumbrances, security interests, restrictions on transfer (other than restrictions under federal and state securities laws), claims, and equities of every kind. Except for this Agreement, there are no outstanding warrants, options, or rights of any kind to acquire from such Shareholders any Company Shares.

         3.3 Authority. Each Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Companies' Required Statutory Approvals, to consummate the transactions contemplated hereby. Each of the Shareholders has the full power and authority to enter into this Agreement and the transactions contemplated herein. The execution and delivery by each Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Company, including the unanimous approval of the Board of Directors and the Shareholders. This Agreement has been duly executed and delivered by each Company and constitutes a valid and binding obligation of each Company enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         3.4      Compliance with Laws and Other Instruments.

                  (a) To the Knowledge of the Companies, each Company and each Subsidiary holds all Licenses necessary for the lawful conduct of their respective businesses pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all Governmental Entities having jurisdiction over them or any part of their operations, excepting, however, when such failure to hold would not have a Material Adverse Effect on the Business Condition of the Companies, and excepting Licenses required under Environmental Laws. To the Knowledge of the Companies, there are no violations or claimed violations of any such License or any such statute, law, ordinance, rule, or regulation, except with regard to Environmental Laws and Licenses required thereunder.

                  (b) Subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.3, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge, or other encumbrance on assets (any such conflict, violation, default, right, loss or creation being referred to herein as a "Violation") pursuant to (i) any provision of the Articles of Incorporation or Bylaws of any Company or the comparable governing instruments of any Subsidiary or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, Order, statute, law, ordinance, rule or regulation applicable to any Company or any Subsidiary or their respective properties or assets, other than, in the case of (ii), any such Violation which individually or in the aggregate would not have a Material Adverse Effect on the Business Condition of the Companies.

                  (c) No Consent of any Governmental Entity is required by or with respect to any Company in connection with the execution and delivery of this Agreement or the consummation by the Companies of the transactions contemplated hereby or thereby, except for Consents, if any, relating to (i) the filing of a premerger notification report and all other required documents by Parent and the Companies, and the expiration of all applicable waiting periods, under the HSR Act, (ii) such filings, authorizations, Orders and approvals as may be required under foreign laws, state securities laws and the NASD Bylaws or "blue sky" laws, and (iii) the filing of the Merger Documents with the Secretary of State of the State of Washington (the filings and approvals referred to in clauses (i), (ii) and (iii) are collectively referred to as the "Companies' Required Statutory Approvals") and except for such other Consents which if not obtained or made would not have a Material Adverse Effect on the Business Condition of the Companies.

         3.5 Financial Statements. Attached as Schedule 3.5 are the following financial statements: (i) audited combined income statements, changes in equity, balance sheets, and statements of cash flow of (x) Rabanco Companies & Affiliates; and (y) Regional Disposal Company & Affiliates as of the close of the fiscal years ended December 1995 through 1996, and draft audited combined income statements, changes in equity, balance sheets, and statements of cash flow of (x) Rabanco Companies & Affiliates; and (y) Regional Disposal Company & Affiliates as of the close of the fiscal year ended December 1997, (ii) an interim combined income statements, balance sheets, and statements of cash flow of Rabanco Companies & Affiliates and Regional Disposal Company & Affiliates for the period from January 1, 1998 to February 28, 1998 (which balance sheets, together with the balance sheet referred to in clause (iv) below, shall be referred to as the "Current Balance Sheets"); (iii) unaudited income statements, changes in equity, balance sheets, and statements of cash flow of Intermodal as of the close of the fiscal years from inception through December 31, 1997, (iv) an interim income statement, balance sheet, and statement of cash flow of
Intermodal for the period from January 1, 1998 to February 28, 1998, (v) unaudited income statements, changes in equity, balance sheets, and statements of cash flow of S&L as of the close of the fiscal years from January 1, 1995 through December 31, 1997, (vi) an interim income statement, balance sheet, and statement of cash flow of S&L for the period from January 1, 1998 to February 28, 1998, (vii) an interim income statement, balance sheet, and statement of cash flow of Alaska Street for the period from May 18, 1998 to May 22, 1998,
(viii) an interim income statement, balance sheet, and statement of cash flow of SSWI for the period from May 7, 1998 to May 22, 1998, and (ix) an interim income statement, balance sheet, and statement of cash flow of CCAI for the period from May 7, 1998 to May 22, 1998 (the statements in (i) through (ix) above
collectively  referred  to  as  the  "Financial  Statements").   Such  Financial
Statements: (i) are in accordance with the books and records of such Companies and Subsidiaries; (ii) present fairly, in all material respects, the financial position of such Companies and Subsidiaries as of the dates indicated; and (iii) have been prepared in accordance with GAAP consistently applied (subject to the absence of footnote disclosure and year-end adjustments, which will not be material either individually or in the aggregate).

         3.6 Absence of Undisclosed Liabilities. The Companies and the Subsidiaries, taken as a whole, have no liabilities or obligations (whether absolute, accrued or contingent) except (i) Liabilities that are accrued or reserved against in the Current Balance Sheets or (ii) additional Liabilities reserved against since February 28, 1998 that (x) have arisen in the ordinary course of business; and (y) are accrued or reserved against on the books and records of the Companies and the Subsidiaries.

         3.7 No Material Adverse Change. Since January 1, 1998, each Company and each Subsidiary has conducted its business in the ordinary course and there has not been: (i) to the Knowledge of the Companies, any Material Adverse Effect on the Business Condition of the Companies or any development or combination of developments that is reasonably likely to result in such an effect; (ii) any damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect on the Business Condition of the Companies; (iii) any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of any Company, except as otherwise provided in Section 7.10(a); (iv) any increase or change in the compensation or benefits payable or to become payable by any Company or any Subsidiary to any of its employees, except in the ordinary course of business consistent with past practice; (v) any acquisition or sale of a material amount of property of any Company or any Subsidiary, except in the ordinary course of business; (vi) any increase or modification in any bonus, pension, insurance, or other employee benefit plan, payment or arrangement made to, for, or with any of its employees; or (vii) the granting of stock options, restricted stock awards, stock bonuses, stock appreciation rights and similar equity based awards.

         3.8      Taxes.

                  (a) Each Company and each Subsidiary has timely filed or caused to be filed (or been included in) all federal, state, local and foreign tax returns, reports and information statements required to be filed by each of them (or in which any of them was required to be included), which returns, reports, and statements are true, correct, and complete in all material respects, and paid all Taxes required to be paid as shown on such returns, reports, and statements. All Taxes required to be paid in respect of the periods covered by such returns ("Return Periods") have either been paid or fully accrued on the books of each Company or Subsidiary. Each Company and each Subsidiary has fully accrued all unpaid Taxes in respect of all periods (or the portion of any such periods) subsequent to the Return Periods. No deficiencies or adjustments for any material amount of Tax have been claimed, proposed or assessed, or to the Knowledge of the Companies, threatened. The Companies' Disclosure Schedule accurately sets forth the years for which Company's federal and state income tax returns, respectively, have been audited and any years that are the subject of a pending audit by the Internal Revenue Service and the applicable state agencies. Except as so disclosed, no Company is subject to any pending or, to the Knowledge of the Companies, threatened, tax audit or examination and no Company has waived any statute of limitation with respect to the assessment of any Tax. The Current Balance Sheets contain adequate accruals for all unpaid Taxes. The Companies have provided Parent true and correct copies of all tax returns, information statements, reports, work papers and other tax data reasonably requested by Parent. No consent or agreement has been made under
Section 341 of the Code by or on behalf of any Company or any predecessor thereof.

                  (b) There are no liens for Taxes upon the assets of any Company or any Subsidiary except for Taxes that are not yet payable. The Company has not entered into any agreements, waivers, or other arrangements in respect of the statute of limitations in respect of its Taxes or tax returns. Each Company and each Subsidiary has complied with all applicable laws, rules and regulations related to the withholding of Taxes and has timely paid all such amounts withheld to the proper taxing authority.

                  (c) No Company and no Subsidiary is required to include in income any adjustment pursuant to Section 481 of the Code (or similar provisions of other law or regulations) in its current or in any future taxable period, by reason of a change in accounting method; nor, to the Knowledge of the Companies, has the IRS (or other taxing authority) proposed, or is the IRS (or other taxing authority) considering, any such change in accounting method. No Company and no Subsidiary is a party to any agreement, contract, or arrangement that would result in the payment of any "excess parachute payment" within the meaning of
Section 280G of the Code. None of the assets of any Company or of any Subsidiary is property that is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954 as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 and none of the assets of any Company or any Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of any Company or of any Subsidiary secures any debt the interest on which is tax exempt under Section 103 of the Code.

                  (d) No distributions or other transfers of any asset or assets of any of the Companies or any of the Subsidiaries has occurred, or will occur prior to the Closing, which would result in Parent failing to acquire "substantially all of the properties" of such Companies and Subsidiaries within the meaning of Code Section 368(a)(2)(E).

                  (e) No Shareholder currently has, or will have as of the Closing, the plan or intent to transfer any of the Parent Common Shares to be received by it pursuant to this Agreement to the Parent or any person or entity related to, affiliated with or, to the knowledge of any Shareholder, acting on behalf of or in concert with Parent.

                  (f) Each Company has, for each taxable period since its inception, been a valid S corporation within the meaning of Section 1361 of the Code and each Company will continue to be an S corporation through the close of business on the day immediately prior to the Closing Date. Each current corporate Subsidiary of each Company is a "qualified subchapter S subsidiary" within the meaning of Code Section 1361(b)(3).

         3.9 Labor Controversies. There are no material controversies pending or, to the Knowledge of the Companies, threatened between any Company or Subsidiary and any representatives of any of their employees. To the Knowledge of the Companies, there are no material organizational efforts presently being made involving any of the presently unorganized employees of any Company or Subsidiary, except for such controversies and organizational efforts that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Business Condition of the Companies.

         3.10 Employee Benefit Plans. Each Plan covering active, former, or retired employees of any Company or any Subsidiary is listed in Schedule 3.10.
(i) Each Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, Orders, rules, and regulations, and is, to the extent required by applicable law or contract, fully funded without having any deficit or unfunded actuarial liability (including but not limited to any contribution to the Companies' 401(k) Plan to the extent commitments to make any such contributions have been made by the Companies); (ii) All required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof and no past service funding liabilities exist thereunder; (iii) Each Plan that is required or intended to be qualified under applicable law or registered or approved by a Governmental Entity has been so qualified, registered, or approved by the appropriate Governmental Entity, and, to the Knowledge of the Companies, nothing has occurred since the date of the last qualification, registration, or approval to affect adversely, or cause the appropriate Governmental Entity to revoke, such qualification, registration, or approval; (iv) To the extent applicable, the Plans comply, in all material respects, with the requirements of ERISA and the Code, and any Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the Knowledge of the Companies, nothing has occurred to cause the loss of such qualified status; (v) No Plan is covered by Title IV of ERISA or Section 412 of the Code; (vi) Neither any Company nor any Subsidiary has incurred any liability or penalty under
Section 4975 of the Code or Section 502(i) of ERISA; (vii) There are no pending or anticipated material claims against or otherwise involving any of the Plans and no suit, action, or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought against or with respect to any such Plan; (viii) All material contributions, reserves or premium payments, required to be made as of the date hereof to the Plans have been made or provided for; (ix) Neither any Company nor any Subsidiary has incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Company, any Subsidiary, or any entity that is considered one employer with Company under Section 4001 of ERISA; (x) Neither any Company nor any Subsidiary has incurred any withdrawal liability under Subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA; and (ix) Neither any Company nor any Subsidiary has any obligations for retiree health and life benefits under any Plan, and there are no restrictions on the rights of the Companies or the Subsidiaries to amend or terminate any such Plan without incurring any liability thereunder.

         3.11 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of any Company or any Subsidiary, from any Company or any Subsidiary under any Plan, agreement, or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or agreement, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         3.12 Litigation. There is no claim, action, suit or proceeding pending or, to the Knowledge of Companies, threatened, that would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on the Business Condition of the Companies, nor is there any Order of any Governmental Entity or arbitrator outstanding against any Company or any Subsidiary having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. To the Knowledge of Companies, there is no investigation pending or threatened against any Company or any Subsidiary, before any foreign, federal, state, municipal, or other governmental department, commission, board, bureau, agency, instrumentality, or other Government Entity.

         3.13     Title to and Condition of Assets.

                  (a) Each Company or Subsidiary has good and marketable title to all of its Assets, free and clear of any material liens or restrictions that would preclude the current use, except: (i) liens of current property taxes and assessments not yet delinquent, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to materialmen, warehousemen and the like, and (iii) liens on the landlord's interest in real property leased by the Companies as tenants.

                  (b) The Fixed Assets taken as a whole currently in use or necessary for the business and operations of any Company or Subsidiary are in reasonable working condition for operations of the business. Except as set forth in this Agreement, the Assets are AS IS, WHERE IS, and without representation as to merchantability or fitness for any particular purpose.

                  (c) The Assets, the Owned Properties, and the Leased Premises constitute all of the essential assets used in connection with the businesses of the Companies and the Subsidiaries as of the date of this Agreement.

         3.14 Major Contracts. Schedule 3.14 contains a list of each of the following agreements to which any Company or any Subsidiary is a party or subject:

                  (a) Any union contract, or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director, or employee which (i) exceeds $125,000 per annum, or (ii) is not terminable by it or its Subsidiary on thirty (30) days' notice or less without penalty or obligation to make payments related to such termination;

                  (b) Any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of gross revenues of $1 million per annum or more to other persons;

                  (c) Any lease for personal property in which the amount of payments that Company is required to make on an annual basis exceeds $100,000, which is for a duration of more than one year, and which is not reflected in the Financial Statements as a capitalized lease;

                  (d) Any material disposal, collection, or recycling agreement;

                  (e) Any contract containing covenants purporting to materially limit a Company's freedom or that of any Subsidiary to compete in any line of business in any geographic area;

                  (f) Any contract granting to a third party any right of first refusal, right of first offer, or other preferential right to purchase the Company Shares or the Assets or Owned Properties of any Company or any Subsidiary; and

                  (g) Any other contract involving material non-contingent payment obligations by a Company or Subsidiary.

         All contracts, plans, arrangements, agreements, leases, franchises, indentures, instruments, and other commitments listed in Schedule 3.14 are valid and in full force and effect and neither any Company nor any Subsidiary has, nor to the Knowledge of the Companies has any other party thereto, breached any material provisions of, or is in default in any material respect under the terms thereof.

         To the Knowledge of the Companies, the only contract listed in Schedule 3.14(d) "Collection" ("Collection Contract") subject to adjustment and rebate of prior charges based on past operating results is that certain Solid Waste, Recyclables, and Yard Waste Collection Agreement dated April 1, 1994, by and between Rabanco Companies and the City of Bellevue. To the Knowledge of the Companies, the Companies have not received any notice of any proposed rate audit or rate adjustment and there currently are no rate audit or rate adjustment Proceedings pending or threatened against the Companies with respect to such contract with the City of Bellevue or any other Collection Contract.

         3.15 Material Relations. To the Knowledge of the Companies, none of the parties to any of the major contracts identified in Schedule 3.14 have terminated, and no such party has in any way expressed an intent to terminate its business with any Company in the future or to reduce the amount of such business in a manner that would have a Material Adverse Effect on the Business Condition of the Companies.

         3.16     Real Property.

                  (a) Schedule 3.16(a) sets forth the street address and legal description of each Owned Property. With respect to the Owned Properties:

                           (i)      A Company or Subsidiary has good and
marketable title to each parcel of Owned Properties, free and clear of any liens, easements, covenants, and restrictions other than: (x) liens for real estate taxes and assessments not yet delinquent; (y) easements, covenants, and other restrictions that do not preclude the current use or occupancy of the property subject thereto; and (z) liens securing indebtedness reflected in the Current Balance Sheets (collectively, "Permitted Exceptions").

                           (ii)     There  are no  pending  or,  to the
Knowledge of the Companies, threatened condemnation proceedings, suits, or administrative actions relating to any of the Owned Properties affecting adversely the current use or occupancy thereof;

                           (iii) There are no contracts granting to any party or
parties the right of use or
occupancy of any portion of the parcels of Owned Properties;

                           (iv)     There are no  outstanding  options or rights
of first refusal to purchase the parcels of Owned Properties, or any portion thereof or interest therein;

                           (v)      There are no parties (other than the
Companies or  Subsidiaries)  in possession of the parcels of Owned Properties;
and

                           (vi)     No owner of a parcel of Owned  Properties
has received written notice of: (a) any condemnation proceeding with respect to any portion of any parcel of Owned Properties or any access thereto; or (b) any special assessment which may encumber any parcel of Owned Properties.

                  (b) Schedule 3.16(b) sets forth a list of all Leased Premises, in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, and (B) the street address of each property covered thereby. The Leases are in full force and effect and have not been amended, and no Company or Subsidiary is in material default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both would cause a material breach of or default under any of such Leases. With respect to each such Leased Premises:

                           (i)      The Company or Subsidiary  indicated on
Schedule 3.16(b) has a valid leasehold interest in the Leased Premises and, to the Knowledge of the Companies, the full right to exercise the renewal options set forth in the Leases;

                           (ii) The Leased Premises that are used in the
business of each Company or
Subsidiary are in the aggregate sufficient to meet the requirements of such Company's or Subsidiary's current normal business activities as conducted thereat;

                           (iii)  Each  of the  Leased  Premises  is  served  by
utilities in such quantity and
quality as are sufficient to meet the requirements of the current normal business activities as conducted at such parcel; and

                           (iv)     No  Company  or  Subsidiary  has  received
notice  of:  (a) any   condemnation proceeding  with  respect to any  portion of
the Leased Premises or any access thereto; or (b) any special assessment that may encumber any of the Leased Premises.

         3.17     Environmental Matters.

                  (a) To the Knowledge of the Companies, each Company and each Subsidiary is and has at all times been in material compliance with all Environmental Laws governing its business, operations, properties, and assets, including, without limitation: (i) all requirements relating to the Discharge and Handling of Hazardous Substances or other Waste; (ii) all requirements relating  to  notice,  record  keeping  and  reporting;  (iii) all  requirements relating to obtaining and maintaining Licenses for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances and other Waste; and (iv) all applicable Licenses and Orders issued pursuant to any Environmental Laws.

                  (b) There are no (and, to the Knowledge of the Companies, there is no reasonable basis for any) Notices or Proceedings pending or, to the Knowledge of the Companies, threatened against the Companies or the Subsidiaries, or their respective businesses, operations, properties, or assets, issued by any Governmental Entity or third party with respect to any Environmental Laws (or Licenses issued to a Company or Subsidiary thereunder) in connection with, related to or arising out of the ownership by such Company or Subsidiary of its properties or assets or the operation of its business, which have not been resolved to the satisfaction of the issuing Governmental Entity or third party in a manner that would not impose any obligation, burden or continuing liability on Parent or the Surviving Corporations in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on the Companies, including, without limitation,
(i)  Notices  or  Proceedings  related  to such  Company's  being a  potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings in connection with any federal or state environmental cleanup site, or in connection with any real property or premises where such Company has transported, transferred or disposed of other Waste; (iii) Notices or
Proceedings relating to such Company's being responsible to undertake any response or remedial actions or clean-up actions of any kind; or (iv) Notices or Proceedings related to such Company's being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                  (c)  To  the  Knowledge  of  the  Companies,   no  Company  or
Subsidiary has Discharged, nor has it allowed or arranged for any third party to Discharge, Hazardous Substances or other Waste to, at, or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances or other Waste; (ii) any real property currently or previously owned or leased by any Company or Subsidiary; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent; or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Entity has notified the Companies that such Governmental Entity has formally proposed to place on the National Priorities List or its state equivalent. To the Knowledge of the Companies, there has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of any real property, currently or previously owned or leased by a Company or a Subsidiary, in an amount requiring any Company or Subsidiary to make a notice or report to a Governmental Entity.

                  (d) No Company or Subsidiary owns or operates, nor has any Company or Subsidiary owned or operated any Aboveground Storage Tanks or Underground Storage Tanks, and, to the Knowledge of the Companies, there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by a Company or Subsidiary that are required to be registered under applicable Environmental Laws.

                  (e) Schedule 3.17 identifies: (i) documented results of all Environmental Audits or Environmental Site Assessments undertaken by each Company or Subsidiary or its respective agents or, to the Knowledge of the Companies, undertaken by any Governmental Entity or any third party and possessed by any Company or Subsidiary or their agents on behalf of any Company or Subsidiary, regarding a Company or Subsidiary or any real property currently or previously owned or leased by a Company or Subsidiary; and (ii) the documented results of any ground, water, soil, air or asbestos monitoring undertaken by a Company or Subsidiary or its agents or undertaken by any Governmental Entity or any third party and in the possession of the Companies, Subsidiaries, or their agents on behalf of the Company or Subsidiary, regarding a Company or Subsidiary or any real property currently or previously owned or leased by the Company which indicate the presence of Hazardous Substances at levels: (x) requiring a notice or report to be made to a Governmental Entity, or
(y) in violation of any applicable Environmental Laws.

         3.18 Technology. Each Company or Subsidiary owns, or is licensed to use, the Intellectual Property Rights. Schedule 3.18 lists: (i) all material trademarks, trade names, service marks, registered copyrights, patents, and any applications therefor included in the Intellectual Property Rights; and (ii) all material written licenses and other agreements to which any Company or any Subsidiary is a party and pursuant to which such Company or such Subsidiary is authorized to use any Intellectual Property Right, and includes the identities of the parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither any Company nor any Subsidiary is, or as a result of the execution, delivery, or performance of Company's obligations hereunder will be, in violation of any material license or agreement listed in Schedule 3.18. No claims with respect to the Intellectual Property Rights have been asserted or, to the Knowledge of the Companies, are threatened by any person nor, to the Knowledge of the Companies, are there any valid grounds for any bona fide claims against the use by any Company or any
Subsidiary of any trademarks, trade names, trade secrets, copyrights, technology, know-how, processes, or computer software programs and applications used in the business of the Companies and the Subsidiaries as currently conducted or proposed to be conducted. To the Knowledge of the Companies all registered trademarks listed on Schedule 3.18 are valid, enforceable, and subsisting. To the Knowledge of the Companies, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, employee, or former employee.

         3.19 Questionable Payments. Neither any Company nor any Subsidiary nor, to the Knowledge of the Companies, any director, officer, employee, or agent of any Company or any Subsidiary has: (i) made any payment or provided services or other favors in the United States or any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of any Company or any Subsidiary; (ii) made any political contributions that would not be lawful under the laws of the United States, any foreign country or any jurisdiction within the United States or any foreign country; or (iii) otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended. Neither any Company nor any Subsidiary, nor, to the Knowledge of the Companies, any director, officer, employee, or agent of the Companies or the Subsidiaries has been or is the subject of any investigation by any Governmental Entity in connection with any such payment, provision of services, or contribution.

         3.20 Brokers and Finders. Other than Zachary Scott & Co. in accordance with the terms of its engagement letter, no Company or Subsidiary nor any of their respective directors, officers, or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or similar payments in connection with the transactions contemplated by this Agreement.

         3.21 Accounting Matters. To the Knowledge of the Companies, neither any Company nor any Subsidiary has taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by Parent or any of its Affiliates, would prevent Parent from accounting for the entire business combination to be effected by the Mergers as a pooling of interests.

 . To the Knowledge of the Companies, the minute books of the Companies contain accurate records of meetings and accurately reflect all other action taken by the respective boards of directors and the shareholders of the Companies. Complete and accurate copies of all such minute books have been made available by the Companies for inspection by Subs. At the Closing, all of those books and records will be in the possession of the Companies.

         3.23 Insurance. Set forth in Schedule 3.23 is a complete and accurate list as of the date hereof of all insurance policies carried by the Companies (as parties, named insureds or otherwise the beneficiaries of coverage) and an accurate list of all self-insured and insurance-covered losses and workers' compensation claims since January 1, 1995, excluding any losses or claims below the deductibles. All insurance policies are in full force and effect and shall remain in full force and effect through the Closing Date. Neither the Companies nor, to the Knowledge of the Companies, any other insured party to any insurance policy, is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notices), and to the Knowledge of the Companies, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination or modification of any such policy. The Companies have not been denied coverage since January 1, 1995.

         3.24 Complete Disclosure. To the Knowledge of the Companies, this Agreement and the schedules hereto and all other documents and written information furnished to Subs and Parent and their representatives pursuant hereto, taken as a whole, do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. To the Knowledge of the Companies, the Companies are not aware of any fact or facts pertaining to Companies, the Subsidiaries or their respective businesses which could have a Material Adverse Effect and which have not been disclosed to Subs and Parent by the Companies in writing.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBS

         Parent and Subs represent and warrant to the Companies as follows in this Section 4.

         4.1 Organization; Standing and Power. Parent and each of the Subs are corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation, have all requisite power and authority to own, lease, and operate their respective properties and to carry on their respective businesses as now being conducted, and are duly qualified and in good standing to do business in each jurisdiction in which a failure so to qualify would have a Material Adverse Effect on the Business Condition of Parent.

         4.2 Capital Structure. The authorized capital stock of Parent consists of 200,000,000 shares of Parent common stock, $0.01 par value ("Parent Common Stock"), of which there are 105,966,151 shares issued and outstanding at March 31, 1998 and 10,000,000 shares of Parent preferred stock, $0.10 par value, of which there were no shares issued or outstanding at March 31, 1998. All outstanding shares of Parent Common Stock are validly issued, fully paid, nonassessable and not subject to any preemptive rights, or to any agreement to which Parent is a party or by which Parent may be bound that would conflict with the obligations of Parent under this Agreement, any ancillary agreements executed in connection herewith, or the transactions contemplated hereby or thereby. The shares of Parent Common Stock issuable upon the Mergers: (i) are duly authorized and reserved for issuance; (ii) will as of the Closing be registered under the Securities Act and available for sale in the public market without restriction (other than such restrictions imposed by Rule 145 under the Securities Act); and (iii) when issued in accordance with the terms of the Merger Agreements, will be validly issued, fully paid, nonassessable, and not subject to any preemptive rights. The authorized capital stock of Rabanco Acquisition Company consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Two consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Three consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Four consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Five consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Six consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Seven consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Eight consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Nine consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Ten consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Eleven consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. The authorized capital stock of Rabanco Acquisition Company Twelve consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding. All such shares of each of the Subs are validly issued, fully paid, and nonassessable and owned by Parent. Parent does not have outstanding any Parent Voting Debt.

         4.3 Authority. Parent and Subs have all requisite corporate power and authority to enter into this Agreement, and subject to the Parent Required Statutory Approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Subs of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Subs, including the unanimous approval of each of the respective Boards of Directors. This Agreement has been duly executed and delivered by Parent and Subs and constitutes a valid and binding obligation of Parent and Subs enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         4.4 SEC Documents and Financial Statements. Parent has furnished the Companies with a true and complete copy of each of the Parent SEC Documents, which are all the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Parent Financial Statements comply as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent as at the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in Parent's accounting policies or the methods of making accounting estimates or changes in estimates that are material to Parent Financial Statements or estimates except as described in the notes thereto.

         4.5 No Material Adverse Change. Since January 1, 1998, Parent has conducted its businesses in the ordinary course and there has not been a Material Adverse Effect on the Business Condition of Parent or any development or combination of developments of which management of Parent has knowledge which is reasonably likely to result in such an effect.

         4.6      Compliance with Laws and Other Instruments.

                  (a) To the knowledge of Parent and Subs, Parent and Subs hold all licenses, permits, and authorizations from all Governmental Entities necessary for the lawful conduct of their businesses pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over them or any part of their operations, excepting, however, when such failure to hold would not have a Material Adverse Effect on the Business Condition of Parent or Subs. There are no violations or claimed violations known by Parent or Subs of any such license, permit, or authorization or any such statute, law, ordinance, rule or regulation.

                  (b) Subject to satisfaction of the conditions set forth in Sections 8.1 and 8.2, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any Violation of (i) any provision of the Articles of Incorporation or Bylaws of Parent or (ii) any loan or credit agreement note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, Order, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, other than, in the case of (ii), any such Violation, which individually or in the aggregate would not have a Material Adverse Effect on the Business Condition of Parent.

                  (c) No Consent is required by or with respect to Parent or Subs in connection with the execution and delivery of this Agreement by Parent or Subs or the consummation by Parent and Subs of the transactions contemplated hereby, except for (i) the filing of a premerger notification report by Parent and the Companies under the HSR Act, (ii) filing with the SEC with respect to the Parent Common Shares or the Mergers, and (iii) the filing of the Merger Documents with the Secretary of State of the State of Washington (the filings and approvals referred to in clauses (i), (ii) and (iii) are collectively referred to as the "Parent Required Statutory Approvals") and except for such other Consents which if not obtained or made would not have a Material Adverse Effect on the value of the Parent Common Stock and would not have a Material Adverse Effect on the Business Condition of Parent.

         4.7 Interim Operation of Subs. Subs were formed solely for the purpose of engaging in the transactions contemplated hereby, have engaged in no other business activities and have conducted their respective operations only as contemplated hereby.

         4.8 Accounting Matters. To the knowledge of Parent, Parent has not taken or agreed to take any action that, without giving effect to any action taken or agreed to be taken by the Companies or any of their Affiliates, would prevent Parent from accounting for the entire business combination to be effected by the Mergers as a pooling of interests.

         4.9 Brokers and Finders. Neither Parent nor any of its directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                             COVENANTS OF COMPANIES

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each Company agrees (except as expressly contemplated by this Agreement or with Parent's prior written consent, which will not be unreasonably withheld) that:

         5.1      Conduct of Business.

                  5.1.1 Ordinary Course. Each Company and its Subsidiaries shall carry on their respective businesses in the usual, regular, and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts consistent with past practice and policies to preserve intact their present business organizations, keep available the services of their present officers, consultants, and employees, and preserve their relationships with customers, suppliers, distributors and others having business dealings with them. The Companies shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business, of any Company or any of its Subsidiaries, and material and adverse to the Business Condition of such Company. Neither any Company nor any Subsidiary shall:

                           (a) grant any severance or termination pay to any officer or director or, except in the ordinary course of business consistent with past practices, to any employee of such Company or Subsidiary;

                           (b) commence a lawsuit other than: (i) for the routine collection of bills; (ii) in such cases where such Company in good faith determines that failure to commence suit would result in a material impairment of a valuable aspect of such Company's business, provided such Company consults with Parent prior to filing such suit; or (iii) for a breach of this Agreement; or

                           (c) enter into, without the prior consent of Parent, which consent shall not be unreasonably withheld, any lease or contract that involves: (i) in the case of service/customer contracts, a term of one year or greater and/or greater than $500,000 of annualized revenue; or (ii) in the case of vendor contracts, a term of six (6) months or greater and/or the purchase of any non-capitalized item in excess of $50,000 per purchase.

                  5.1.2 Dividends; Changes in Stock. No Company shall, and no Company shall permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions (whether in cash, stock, or property) in respect to any of its capital stock, except as otherwise provided in Section 7.10(a); (ii) split, combine, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock other than repurchase of vested stock from former employees; or (iv) propose any of the foregoing.

                  5.1.3 Issuance of Securities. No Company shall, and no Company shall permit any of its Subsidiaries to, issue, deliver, or sell, or authorize, propose, or agree or commit to the issuance, delivery, or sale of any shares of their capital stock of any class, any Company Voting Debt or any securities convertible into its capital stock or Company Voting Debt, any options, warrants, calls, conversion rights, commitments, agreements, contracts, understandings, restrictions, arrangements or rights of any character obligating it or any of its Subsidiaries to issue any such shares, Voting Debt or other convertible securities.

                  5.1.4 Governing Documents. No Company shall, and no Company shall permit any of its Subsidiaries to, amend its Articles of Incorporation or Bylaws or similar governing documents.

                  5.1.5 No Acquisitions. Except as set forth in Section 5.9, no Company shall, and no Company shall permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Business Condition of such Company.

                  5.1.6 No Dispositions. Except as set forth in Section 5.9 and except for the sale of Limited's interest in Environmental Security Corporation, a Washington corporation, and Transwaste, Inc., an Oregon corporation, prior to the Closing, no Company shall, and no Company shall permit any of its Subsidiaries to, sell, lease, license, transfer, mortgage, encumber or otherwise dispose of any of its assets or cancel, release, or assign any indebtedness or claim, except in the ordinary course of business or in amounts which are not material, individually or in the aggregate, to the Business Condition of such Company.

                  5.1.7 Indebtedness. No Company shall, and no Company shall permit any of its Subsidiaries to, incur any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except in the ordinary course of business or in amounts that are not material, individually or in the aggregate, to the Business Condition of such Company.

                  5.1.8 Plans; Employees. No Company shall, and no Company shall permit any of its Subsidiaries to, adopt or amend in any material respect any Plan, or pay any pension or retirement allowance not required by any existing Plan. No Company shall, and no Company shall permit any of its Subsidiaries to, enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors, or employees, or increase the salaries, wage rates, or fringe benefits of its officers or employees other than pursuant to scheduled reviews under such Company's normal compensation review cycle, in all cases consistent with such Company's existing policies and past practice, except that the Companies owned by the Razore Shareholders may pay bonuses to certain of their employees and consultants with such amount to be included in the calculation for Funded Debt.

                  5.1.9 Claims. No Company shall, and no Company shall permit any of its Subsidiaries to, settle any claim, action, or proceeding, except in the ordinary course of business or in amounts that are not material, individually or in the aggregate, to the Business Condition of such Company.

                  5.1.10 Agreement. No Company shall, and no Company shall permit any of its Subsidiaries to, agree to take any of the actions prohibited by this Section 5.1.

         5.2 Breach of Representation and Warranties. No Company will take any action that would cause or constitute a breach of any of the representations and warranties set forth in Section 2.1 or that would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute such a breach or inaccuracy, the Companies will give detailed notice thereof to Parent and will use reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

         5.3 Consents. Each Company will promptly apply for or otherwise seek, and use reasonable efforts to obtain, all consents and approvals, and make all filings, required with respect to such Company for the consummation of the Mergers, except such consents and approvals as Parent and the Companies agree that such Company shall not seek to obtain.

         5.4 Reasonable Efforts. The Companies will use reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement, provided that the Companies shall in no event be required to agree to the imposition of, or comply with, any condition, obligation, or restriction on the Companies or any of the Subsidiaries or on the Surviving Corporations of the type referred to in Section
8.1.3 hereof.

         5.5 Tax Returns. The Companies shall promptly provide Parent with copies of all tax returns, reports, and information statements after their filing.

         5.6 Pooling. The Companies and the Shareholders shall not knowingly take or cause to be taken any action, whether before or after the Effective Time, that will disqualify the entire business combination to be effected by the Mergers as a pooling of interests for accounting purposes.

         5.7 Auditor's Consent. The Shareholders and the Companies shall use reasonable efforts to cause Sweeney Conrad to cooperate with Arthur Andersen LLP in connection with the audit of the Financial Statements of the Companies and to provide to Parent any consents requested by Parent in connection with any filing on Form 8-K or other filing with the Securities and Exchange Commission required to be made by Parent in connection with the transactions contemplated by this Agreement.

         5.8 Acquisition of Essential Assets. Prior to the Effective Time, the Razore Shareholders shall or shall cause one or more of the Companies to acquire the property located at 2733 Third Avenue South, Seattle, WA currently owned by JR Land Company and the property located at 500 South Sullivan Street, Seattle, WA currently owned by Razore Enterprises, substantially according to the terms of the agreement attached hereto as Exhibit 5.8.

                                   ARTICLE VI

                               COVENANTS OF PARENT

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent agrees (except as expressly contemplated by this Agreement or with the Companies' prior written consent, which will not be unreasonably withheld) that:

         6.1 Breach of Representations and Warranties. Parent will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Article IV or which would cause any of such representations and warranties to be inaccurate in any material respect. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Parent will give detailed notice thereof to Company and will use reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

         6.2 Consents. Parent will promptly apply for or otherwise seek, and use reasonable efforts to obtain, all consents, approvals, and waivers, and make all filings, required for the consummation of the Mergers.

         6.3 Reasonable Efforts. Parent will use its reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement, provided that Parent shall in no event be required to agree to the imposition of, or to comply with, any condition, obligation or restriction on Parent or on the Surviving Corporations of the type referred to in Section 8.1.3 hereof.

         6.4 Pooling. Parent shall not knowingly take or cause to be taken any action, whether before or after the Effective Time, that will disqualify the entire business combination to be effected by the Mergers as a pooling of interests for accounting purposes.

         6.5 Change in Control Payments. Parent shall assume the obligations of the Companies to pay any necessary change in control payments as set forth in the Change in Control Agreements between Rabanco Companies and the employees listed on Schedule 6.5.

         6.6 Combined Financial Results. Parent covenants and agrees that, as promptly as practicable following the Effective Time and in any event no later than the earlier of: (i) 51 days after the end of the calendar month in which the Effective Time occurs, or (ii) 60 days after the Effective Time, it will publicly release the combined financial results of Parent and the Companies for the 30-day period following the Effective Time.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         In addition to the foregoing, Parent and each of the Companies agree to take the following actions after the execution of this Agreement.

         7.1 Access to Information. Subject to the terms of the Confidentiality Agreement, the Companies and Parent shall, subject to applicable law, each afford the other and their respective accountants, counsel, and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of their and their respective subsidiaries' properties, books, contracts, commitments, and records, and (b) all other information concerning the business, properties and personnel of the Companies and Parent and their respective subsidiaries, as the other party may reasonably request and as is necessary to complete the transaction and prepare for an orderly transition to operations after the Effective Time. The Companies and Parent agree to provide to the other and their respective accountants, counsel, and representatives copies of internal financial statements promptly upon the request therefore. No information or knowledge obtained in any investigation pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Mergers.

         7.2 Legal Conditions to the Mergers. Each of Parent, Subs and the Companies will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on any of them with respect to the Mergers and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon the other. Each of Parent, Subs, the Shareholders, and the Companies will take, and will cause its respective subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other parties in obtaining) any consent, approval, order, or authorization of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by the Companies or Parent or their respective subsidiaries in connection with the Mergers or the taking of any action contemplated thereby or by this Agreement. The foregoing shall not require any party to agree to the imposition of, or to comply with, any condition, obligation, or restriction on Parent or on the Surviving Corporations of the type referred to in Section 8.1.3 hereof.

         7.3 Affiliates. Within ten (10) days of the execution of this Agreement, the Razore Shareholders will execute affiliate agreements (the
"Affiliate Agreements") substantially in the form attached as Exhibit 7.3. Parent shall be entitled to place appropriate legends on the certificate evidencing any shares of Parent Common Stock to be received by the Razore Shareholders pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for shares of Parent Common Stock consistent with the terms of the Affiliate Agreements.

         7.4      HSR Act Filings.

                  (a) Each of Parent and the Companies shall (i) promptly make or cause to be made the filings required of such party or any of its Affiliates or subsidiaries under the HSR Act with respect to the Mergers and the other transactions provided for in this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other material received by such party or any of its Affiliates or subsidiaries from the Federal Trade Commission or the Department of Justice or other Governmental Entity in respect of such filings, the Mergers, or such other transactions, and (iii) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws with respect to any such filing, the Mergers, or any such other transaction. Each party shall promptly inform the other party of any material communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings, the Mergers, or any such other transactions. Neither party shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

                  (b) Each of Parent and the Companies shall use its reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Mergers or any other transactions provided for in this Agreement under the Antitrust Laws. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any or all of the Mergers as violative of any Antitrust Law, and, if by mutual agreement, Parent and the Companies decide that litigation is in their best interests, each of Parent and the Companies shall cooperate at Parent's sole expense and use reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, that is in effect and that prohibits, prevents, or restricts consummation of any or all of the Mergers. Each of Parent and the Companies shall use its reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Mergers and such other transactions as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary in this Section 7.4, (x) Parent shall not be required to divest any of its businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a Material Adverse Effect on the Business Condition of Parent combined with the Surviving Corporations after Closing, and (y) neither any Company nor any Subsidiary shall be required to divest any of their respective businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a Material Adverse Effect on the Business Condition of the Companies.

         7.5 Employee Benefits. Parent and the Companies agree that the Surviving Corporations will provide benefits for each Company's or Subsidiary's employees that are in the aggregate substantially similar to the benefits provided to Parent employees with prior service considerations as if such Company employees had been employed by Parent for the period for which they were employed by such Company; provided, however, that nothing contained herein shall be considered as requiring Parent or the Surviving Corporations to continue any specific plan or benefit or as precluding amendments to any specific plan or benefit (other than for: (i) any change in control payments required under Section 6.7; and (ii) the period ending eighteen (18) months after the Closing Date, during which time the Surviving Corporations will continue, or Parent will provide, salary, wage, and bonus schemes (whether by separate employment agreement or otherwise) substantially equivalent to the Companies' existing compensation plans as of the date of this Agreement, provided that in no case shall Parent be required to continue any such scheme that violates applicable law or the terms of Parent's Plans); and provided further, that nothing expressed or implied in this Agreement shall confer upon any employee, beneficiary, dependent, legal representative, or collective bargaining agent of such employee any right or remedy of any nature or kind whatsoever under or by reason of this Agreement, including without limitation any right to employment or to continued employment for any specified period, at any specified location or under any specified job category.

         7.6 Officers and Directors. Parent agrees that all rights to indemnification (including advancement of expenses) existing on the date hereof in favor of the present or former partners, officers, and directors of the Companies or the Subsidiaries with respect to actions taken in their capacities as directors or officers of the Companies or the Subsidiaries prior to the Effective Time as provided in such Company's or Subsidiary's Articles of Incorporation or Bylaws and indemnification agreements shall survive the Mergers and continue in full force and effect for a period of six (6) years following the Effective Time and shall be guaranteed by Parent.

         7.7 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, however, that Parent shall bear the entire cost of the HSR Act filing fees and any litigation pursuant to Section 7.4; and provided further, that the aggregate usual and customary costs and expenses paid by the Companies in connection with the transactions contemplated hereby will not exceed Five Million Dollars ($5,000,000) (with any excess being borne by the Shareholders).

         7.8 Additional Agreements. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporations with full title to all properties, assets, rights, approvals, immunities, and franchises of Subs or the Companies, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         7.9 Public Announcements. Parent and the Companies shall cooperate with each other in releasing information concerning this Agreement and the transactions contemplated herein. Each party shall consult with and shall furnish to the other drafts of all press releases, SEC filings, or other public statements with respect to this Agreement or the transactions contemplated hereby and shall provide such other party a reasonable opportunity to comment thereon prior to publication. Nothing contained herein shall prevent either party at any time from furnishing any information to any Governmental Entity or from issuing any release when it believes it is legally required to do so, provided such party gives the other party prompt notice of such Order and complies with any protective order (or equivalent) imposed on such disclosure.

         7.10 Taxes. The Shareholders and Parent and Subs covenant with each other regarding Taxes as follows:

                  (a) Immediately prior to the Closing, the Razore Shareholders shall cause each Company owned by the Razore Shareholders to make a cash distribution to such Company's shareholders in an amount equal to the Razore Shareholders' best estimate of their respective liability for Income Taxes attributable to their ownership of the stock of such companies for the S Corporation Taxable Period ending at the close of business on the day before the Closing Date.

                  (b)  The  parties   agree  as  follows  with  respect  to  the
consequences of the Mergers on the S corporation status of the Companies for federal income tax purposes:

                           (i) The Mergers of each of the Companies with its
corresponding Sub will result in the termination of each Company's status as an S corporation for federal income tax purposes as of the Closing.

                           (ii) Each Company's current taxable year will
constitute an "S termination year"
within the meaning of Section 1362(e)(4) of the Code.

                           (iii) Each Company will experience an "Short S year",
within the meaning of Section
1362(e)(1)(A) of the Code, for that portion of its S termination year beginning on the first day of its current taxable year and ending on the close of business on the day before Closing, and each Company will experience a "Short C year", within the meaning of Section 1362(e)(1)(B) of the Code, for that portion of its S termination year beginning on the day of Closing and ending on the last day of the termination year.

                           (iv) Each Company shall, in accordance with Section
1362(e)(3)(A) of the Code, timely
elect to refrain from having the general rules of Section 1362(e)(2) of the Code apply to the S termination year of such Company, but shall have items of income, loss, deduction or credit assigned to the Short S year of each Company under normal accounting rules (a "closing of the books"). Such election shall be in the form set out in Exhibit 7.10(b)(iv).

                           (v)  The  Shareholders   (and  the  spouses  of  such
Shareholders, if appropriate) of each
Company (being the persons who owned stock of such Company during the Short S year), and Parent, and any appropriate affiliate of Parent (being the person who owns stock of such Company on the first day of the Short C year) shall timely elect to refrain from having the general rules of Section 1362(e)(2)(A) of the Code apply to the S termination year of each Company, but shall have items of income, loss, deduction or credit assigned to the Short S year of each Company under normal accounting rules (a "closing of the books"). Such election shall be in the form set out in Exhibit 7.10(b)(v).

                           (vi)  As  a  result  of  the  election  described  in
subsections (iv) and (v) of this
subparagraph 7.10(b) and pursuant to Treasury Regulations ss.1.1362-3(c)(1), solely for purposes of Section 706(c) of the Code, the termination of the S status of a Company shall be treated as a sale or exchange of such Company's entire interest in any partnership held by the such Company, resulting in the close of the taxable year for each Company in each such partnership as required by Section 706(c) and Treasury Regulations ss. 1.706-1(c)(2). For purposes of closing the taxable year for each Company in such partnership, each partnership shall close its books as of the close of each Company's Short S year, and shall prepare appropriate Tax Returns based on such closing of the taxable year.

                  (c) The Shareholders shall be liable for any and all Income Taxes imposed on the Shareholders and attributable to the Shareholders' ownership of Company Shares for each Company's S Corporation Taxable Period. Parent shall be liable for any and all state and local sales, use, transfer, documentary, or similar types of Taxes arising from the transactions contemplated by this Agreement, including without limitation any Washington excise tax on real estate sales (RCW 82.45-82.46).

                  (d) The Shareholders shall cause to be prepared and filed all Tax Returns for each Company and each Subsidiary for all periods ending on or prior to the Closing Date, including the Short S year of each Company, taking into account the effect of the elections described in Section 7.10(b)(iv) and
(v), above. Each Company shall bear the cost of preparing its Tax Returns described in the preceding sentence. The Shareholders shall permit Parent to review and comment on each such Tax Returns prior to filing. Parent shall cause to be prepared and filed all Tax Returns of the Companies, other than those Tax Returns that are the responsibility of the Shareholders under this Section 7.10(d), including taxable periods beginning prior to but ending after the Closing Date. The Tax Returns relating to the partnerships in which the Companies have an interest shall be prepared and filed by the party indicated in
Exhibit 7.10(d). Such partnership Tax Return shall be prepared taking into account the provisions of subparagraph 7.10(b)(vi), above, and the preparing party shall permit the other affected parties to review and comments on such Tax Returns.

                  (e) In the event Parent or a Company or any of their affiliates receives notice of any examination, claim, adjustment, or other proceeding (a "Proceeding Notice") with respect to the liability for Income Taxes for any S Corporation Taxable Period of a Company for which the Shareholders are or may be liable under Section 7.10(c), Parent shall notify the Shareholders in writing thereof (the "Parent Notice") no later than the earlier of (i) thirty (30) days after the receipt by Parent or any of its affiliates of the Proceeding Notice, or (ii) ten (10) days prior to the deadline for responding to the Proceeding Notice. As to any such Income Taxes for which the Shareholders are solely liable under Section 7.10(c), the Shareholders shall be entitled at their sole expense to control the contest of such examination, claim, adjustment, or other proceeding, provided that : (a) the Shareholders notify Parent in writing that they desire to do so no later than the earlier of
(i) thirty (30) days after receipt of the Parent Notice, or (ii) five (5) days prior to the deadline for responding to the Proceeding Notice, and (b) the Shareholders may not, without the consent of Parent, agree to any settlement that could result in an increase in the amount of Taxes for which Parent is liable under Section 7.10(c) (including any current or potential increase due to an adjustment of any tax attributes of any Company or Subsidiary). The parties shall cooperate with each other and with their respective affiliates, and will consult with each other, in the negotiation and settlement of any proceeding described in this Section 7.10(e). Parent will provide, or cause to be provided, to the Shareholders necessary authorizations, including powers of attorney, to control any proceedings that the Shareholders are entitled to control pursuant to this Section 7.10(e). With respect to any examination, claim, adjustment, or other proceeding with respect to Taxes for any period for which Parent is solely liable under Section 7.10(c), Parent shall control the contest of such examination, claim, adjustment, or other proceeding, provided that Parent may not, without the prior consent of the Shareholders, agree to any settlement that could result in an increase in the amount of Taxes for which the Shareholders are liable under Section 7.10(c).

                  (f)  Parent,  on the one hand,  and the  Shareholders,  on the other hand, will provide, or cause to be provided, to the other party copies of all correspondence received from any taxing authority by such party or any of its affiliates in connection with the liability of the Companies and Subsidiaries for Taxes for any period for which such other party is or may be liable under Section 7.10(c). The Shareholders shall assist each Company to enable it to file with the Internal Revenue Service notification of termination of such Company's S corporation status. The parties will provide each other with such cooperation and information as they may reasonably request of each other in preparing or filing any return, amended return, or claim for refund, in determining a liability or a right of refund, or in conducting any audit or other proceeding, in respect of Taxes imposed on each Company and each Subsidiary. Parent, on the one hand, and the Shareholders, on the other hand, and their affiliates will (i) preserve and retain all returns, schedules, work papers, and all material records or other documents relating to any such returns, claims, audits, or other proceedings until the expiration of the statutory period of limitations (including extensions) of the taxable periods to which such documents relate and until the final determination of any payments that may be required with respect to such periods under this Agreement, (ii) shall make such documents available at the then current administrative headquarters of such party to the other party or any affiliate thereof, and their respective officers, employees, and agents, upon reasonable notice and at reasonable times, it being understood that such representatives shall be entitled to make copies of any such books and records relating to each Company and each Subsidiary as they shall deem necessary, and (iii) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such documents and, if another party so requests, shall allow that party to take possession of such documents. Parent, on the one hand, and the Shareholders on the other hand, further agree to permit representatives of the other party or any affiliate thereof to meet with employees of such party on a mutually convenient basis in order to enable such representatives to obtain additional information and explanations of any documents provided pursuant to this Section 7.10(f). Parent, on the one hand, and the Shareholders on the other hand, shall make available to the representatives of the other party or any affiliate thereof sufficient work space and facilities to perform the activities described in the two preceding sentences. Any information obtained pursuant to this Section 7.10(f) shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceeding. Each party shall provide the cooperation and information required by this Section 7.10(f) at its own expense.

         7.11 Certain Insurance Policies. The parties acknowledge that Josie Razore has made claims with regard to Losses arising from the operations of JR Land Company and its predecessors under certain insurance policies (the "Insurance Policies") under which certain Razore Shareholders, Companies, Subsidiaries and other entities not involved in the transactions contemplated by this Agreement are named insureds. The parties covenant and agree that notwithstanding the Mergers, Josie Razore, for so long as he fulfills his indemnification obligation under Article IX hereof, may continue to make claims under and receive proceeds from any such Insurance Policy with respect to any Losses arising from the operations of JR Land Company and its predecessors, up to the full value of such Insurance Policies; provided, however, that in no event shall the Companies' and Subsidiaries' right to make claims unrelated to JR Land Company under the Insurance Policies be limited. Notwithstanding any other provision of this Agreement, Josie Razore shall have the sole right to conduct the prosecution of any such claims.


                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

         8.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  8.1.1 Consents. Other than the filing of the Merger Documents with the Secretary of State of the State of Washington, all Consents required for the consummation of the Mergers and the transactions contemplated by this Agreement, including all Consents to assignment of Contracts, and to the transfer of environmental permits and all other environmental regulatory Consents shall have been filed, occurred, or been obtained, other than such Consents for non-revenue producing contracts, the failure of which to obtain would not have a Material Adverse Effect on the consummation of the Mergers or the other transactions contemplated hereby or on the Business Condition of Parent or the Companies; provided, however, that in the event that any such Consents required to be obtained pursuant to this Section 8.1.1 have not been obtained prior to Closing, the parties shall mutually agree on a method for obtaining such Consents following Closing and the remedy, if any, for the failure to obtain such Consents.

                  8.1.2 No Restraints. No statute, rule, regulation, or Order shall have been enacted, entered, promulgated, or enforced by any United States court or Governmental Entity of competent jurisdiction that enjoins or prohibits the consummation of the Mergers and shall then be in effect.

                  8.1.3 No Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation, or Order enacted, entered, enforced, or deemed applicable to the Mergers by any Governmental Entity which, in connection with the grant of any Required Statutory Approval, imposes any restriction, condition or obligation upon Parent other than as provided in Section 7.4, Companies or the Surviving Corporations which would have a Material Adverse Effect on the economic or business benefits of the transactions contemplated by this Agreement.

         8.2 Conditions of Obligations of Parent and Subs. The obligations of Parent and Subs to effect the Mergers are subject to the satisfaction of the following conditions, unless waived by Parent and Subs:

                  8.2.1 Representations and Warranties of Companies. The representations and warranties of the Companies set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on the Companies' Business Condition or on the benefits of the transactions provided for in this Agreement. Parent shall have received a certificate signed on behalf of each Company by an authorized officer of such Company to such effect on the Closing Date.

                  8.2.2 Performance of Obligations of Companies. Each Company shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date, except for breaches that do not have a Material Adverse Effect on the Business Condition of the Companies or on the benefits of the transactions provided for in this Agreement. Parent shall have received a certificate signed on behalf of each Company by an authorized officer of such Company to such effect.

                  8.2.3 Affiliates. Parent shall have received from each person or entity who may be deemed pursuant to Section 7.3 hereof to be an Affiliate of the Companies a duly executed Affiliate Agreement substantially in the form attached hereto as Exhibit 7.3.

                  8.2.4 Pooling of Interests. The Companies shall not have breached their representation in Section 3.21 or their covenant in Section 5.6 with the result that the entire business combination to be effected by the Mergers will not qualify for pooling of interest accounting treatment. Parent shall have received a letter from Arthur Andersen LLP addressed to the Companies to the effect that the entire business combination to be effected by the Mergers will qualify for pooling of interest accounting treatment, dated as of a date within two business days prior to Closing.

                  8.2.5 Opinion of Companies' Counsel. Parent shall have received an opinion dated the Closing Date of Preston Gates & Ellis LLP, counsel to the Companies owned by the Razore Shareholders, in substantially the form attached as Exhibit 8.2.5(a). Parent shall have received an opinion dated the Closing Date of Ater Wynne Hewitt Dodsen & Skerritt LLP, counsel to the Companies owned by the Non-Razore Shareholders, in substantially the form attached as Exhibit 8.2.5(b).

         8.3 Conditions of Obligations of Companies. The obligation of the Companies to effect the Mergers is subject to the satisfaction of the following conditions unless waived by the Companies:

                  8.3.1 Representations and Warranties of Parent and Subs. The representations and warranties of Parent and Subs set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except: (i) as otherwise contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on the Parent's Business Condition or on the benefits of the transactions provided for in this Agreement. The Companies shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to such effect on the Closing Date.

                  8.3.2 Performance of Obligations of Parent and Subs. Parent and Subs shall have performed all agreements and covenants required to be performed by them under this Agreement prior to the Closing Date except for breaches that do not have a Material Adverse Effect on Parent's Business Condition or on the benefits of the transactions provided for in this Agreement, and the Companies shall have received a certificate signed on behalf of Parent by an authorized officer of Parent to such effect.

                  8.3.3 Pooling of Interests. Parent shall not have breached its representation in Section 4.8 or its covenant in Section 6.4 with the result that the entire business combination to be effected by the Mergers will not qualify for pooling of interest accounting treatment. Companies shall have received a letter from Arthur Andersen LLP addressed to Parent to the effect that the entire business combination to be effected by the Mergers will qualify for pooling of interest accounting treatment (without regard to any action or conduct by the Companies), dated as of a date within two business days prior to the Closing.

                  8.3.4 Opinion of Parent Counsel. Company shall have received an opinion dated the Closing Date of Fennemore Craig, P.C., counsel to Parent and Subs, substantially in the form of Exhibit 8.3.4.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1      Indemnification by Shareholders.

                  (a) Subject to Sections 9.5, 9.6, and 9.8, the Shareholders shall, severally, defend, indemnify, and hold Parent and Subs harmless from and against, and reimburse Parent and Subs with respect to, any and all Losses incurred by Parent or Subs by reason of or arising out of or in connection with
(i) any breach, or any claim (including claims by parties other than Parent or Subs) that if true, would constitute a breach, by the Shareholders or the Companies of any representation or warranty of the Shareholders or the Companies contained in this Agreement or in any certificate delivered to Parent or Subs pursuant to the provisions of this Agreement, and (ii) the failure, partial or total, of the Companies or the Shareholders to perform any agreement or covenant required by this Agreement to be performed by them. There shall be no right of contribution from any Company or any successor to the Companies.

                  (b) Josie Razore shall defend, indemnify, and hold Parent and Subs harmless from and against, and reimburse Parent with respect to, any and all Losses incurred by Parent or Subs by reason of or arising out of or in connection with the operations of JR Land Company and its predecessors prior to the formation of Rabanco Companies on November 25, 1985, including without limitation the first four claims listed in Schedule 3.12 (Brouhard, Anderson, Manheimer, and Tulalip) and with respect to any and all Losses, including but not limited to environmental liabilities, incurred by Parent or Subs by reason of or arising out of or in connection with Josie Razore's past or present ownership or other interest in any companies unrelated to the Companies and the Subsidiaries.

         9.2 Indemnification By Parent. Parent shall defend, indemnify, and hold the Shareholders, the Companies, and their employees, officers, directors and agents harmless from and against, and reimburse the Shareholders and the Companies and their employees, officers, directors and agents with respect to, any and all Losses of every nature whatsoever incurred by the Shareholders, the Companies, and employees, officers, and directors of the Companies by reason of or arising out of or in connection with: (i) any breach, or any claim (including claims by parties other than the Companies or the Shareholders) that if true, would constitute a breach by Parent or Subs of any representation or warranty of Parent or Subs contained in this Agreement or in any certificate delivered to Company pursuant to the provisions of this Agreement and (ii) the failure, partial or total, of Parent or Subs to perform any agreement or covenant required by this Agreement to be performed by it. Parent shall also defend, indemnify, and hold the Shareholders, the Companies, and their employees, officers, directors and agents harmless from and against, and reimburse the Shareholders and the Companies and their employees, officers, directors and agents with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, fines, costs, and expenses (including reasonable attorneys' fees) of any kind and of any nature whatsoever, including indirect and/or consequential damages, incurred by the Shareholders, the Companies, and employees, officers, directors and agents of the Companies by reason of or arising out of or in connection with the Razore Shareholders' failure to comply with and/or perform according to the terms of the rights of first offer contained in that certain Splitoff Agreement dated effective as of July 1, 1991, by and among Warren J. Razore, Carmen Sepic, Marie Schulze, and Limited, and John Banchero, Sr., John Banchero, Jr., Catherine Banchero Malshuk, and Northwest Waste Industries, Inc.; or that certain Seattle Disposal Partnership Interest Redemption Agreement dated effective as of July 1, 1991, by and between Seattle Disposal Company and John Banchero, Sr. (collectively, the "Rights of First Offer Claims").

         9.3 Notice of Claims. All claims for indemnification under this Agreement shall be resolved in accordance with the following procedures:

                  (a) If an indemnified party reasonably believes that it may incur any Losses, it shall deliver a Claim Notice to the indemnifying party for such Losses. If an indemnified party receives notice of a third-party claim for which it intends to seek indemnification hereunder, it shall give the indemnifying party prompt written notice of such claim, so that the indemnifying party's defense of such claim under Section 9.4 hereunder may be timely instituted.

                  (b) When Losses are actually incurred or paid by an indemnified party or on an indemnified party's behalf or otherwise fixed or determined, the indemnified party shall deliver a Payment Certificate to the indemnifying party for such Losses. If a Claim Notice or Payment Certificate refers to any claim, action, suit, or proceeding made or brought by a third party, the Claim Notice or Payment Certificate shall include copies of the claim, any process served, and all legal proceedings with respect thereto.

                  (c) If, after receiving a Payment Certificate, the indemnifying party desires to dispute such claim or the amount claimed in the Payment Certificate, it shall deliver to the indemnified party a Counternotice as to such claim or amount. Such Counternotice shall be delivered within thirty
(30) days after the date the Payment Certificate to which it relates is received by the indemnifying party. If no such Counternotice is received within the aforementioned 30-day period, the indemnified party shall be entitled to prompt payment for such Losses from the indemnifying party.

                  (d) If, within thirty (30) days after receipt by the indemnified party of the Counternotice to a Payment Certificate, the parties shall not have reached agreement as to the claim or amount in question, the claim for indemnification shall be decided in accordance with the provisions of
Section 11.8.

                  (e) With respect to any Losses based upon an asserted liability or obligation to a person or entity not a party to this Agreement for which indemnification is being claimed, the obligations of the indemnifying party hereunder shall not be reduced as a result of any action by the party furnishing the notice of third party claim responding to such claim if such action is reasonably required to minimize damages or to avoid a forfeiture or penalty or to comply with a requirement imposed by law.

         9.4 Defense of Third Party Claims.  The  indemnifying  party under this
Article IX shall have the right to conduct and control, through counsel of its own choosing, any third-party claim, action, or suit or compromise or settlement thereof. The indemnified party may, at its election, participate in the defense of any such claim, action, or suit through counsel of its choosing, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that it elects separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party with respect to such defenses). If the indemnifying party shall fail to defend any such third-party action, claim, or suit, then the indemnified party may defend, through counsel of its own choosing, such action, claim, or suit and may settle such action, claim, or suit and recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense; provided, however, that the indemnifying party shall not be liable to pay any such settlement unless the indemnified party shall have given the indemnifying party written notice of the terms of the proposed settlement and the indemnifying party shall have failed, within twenty
(20) days of receipt of such notice, to undertake the defense of such action, claim, or suit. The indemnifying party shall not compromise or settle any third-party action, claim, or suit which includes any term that shall require any act or forbearance by the indemnified party from all liability in respect of such claim, action, or suit without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. Assumption by an indemnifying party of control of any such defense, compromise, or settlement shall not be deemed a waiver by it of its right to challenge its obligation to indemnify the indemnified party. Parent and the Shareholders shall cooperate in all reasonable respects with each other in connection with the defense, negotiation, or settlement of any legal proceeding, claim, or demand referred to in this Section 9.4.

         9.5 Time Limit. The provisions of this Article IX shall apply only to Losses that are incurred or relate to claims, demands, or liabilities that are asserted or threatened on or before the date thirty (30) days following the date of issuance by Parent's independent certified public accountants of the first audit of Parent's financial statements that contains the combined results of Parent and the Companies or, to the extent they relate expressly or by implication to items that would not reasonably be expected to be encountered in the ordinary process of that audit conducted in accordance with GAAP, the provisions of this Article IX shall apply only to Losses that are incurred or relate to claims, demands, or liabilities that are asserted or threatened before the first anniversary of the Closing Date and as to which Parent shall give the Shareholders a Claim Notice within thirty (30) calendar days after such anniversary date; provided, however, that (i) the obligation of the Shareholders to indemnify Parent and Subs for such claims, demands, or liabilities for which a Claim Notice is given within the applicable time periods set forth above shall continue until the final resolution of each such claim; and (ii) the indemnification obligations of Josie Razore in Section 9.1(b) and of the Shareholders with regard to disclosure (e) under the Klickitat County Disposal Agreement exceptions contained in Schedule 3.14, shall not be subject to any time limits.

         9.6 Limitations. Notwithstanding any other provision in this Article IX except for the indemnity obligations of Josie Razore set forth in Section 9.1(b) and except for the Rights of First Offer Claims, the indemnified party shall be entitled to indemnification only if the aggregate Losses exceed Three Million Dollars ($3,000,000) (the "Threshold Amount"), provided that at such time as the amount to which such indemnified party is entitled to be indemnified exceeds the Threshold Amount, such indemnified party shall be entitled to be indemnified up to the full Losses including the Threshold Amount. The aggregate amount up to which an indemnified party shall be entitled to be indemnified will be Thirty Million Dollars ($30,000,000); provided, however that there shall be no cap on the indemnification obligations of Josie Razore set forth in Section 9.1(b) or the indemnification obligations of Parent with respect to any Rights of First Offer Claims. The sole remedy of Parent and the Shareholders for breaches of this Agreement shall be claims made in accordance with and subject to the limitations of this Article IX.

         9.7 Tax Consequences. As stated in Section 2.6, it is the intent of the parties that each of the Mergers (except for the Mergers involving SSWI and CCAI) is intended to be a "reorganization" within the meaning of Section 368 of the Code, and no party shall take any position inconsistent with this interpretation. However, except for any damages which may be caused by the breach of a representation, warranty, or covenant set forth herein by a party hereto, neither such party nor its counsel shall have any obligation, of indemnification or otherwise, in the event it is determined that the tax consequences differ from those intended.

         9.8 Special Indemnity for Permit Matter The Shareholders shall severally pay one half (1/2) of any fines or penalties paid to Governmental Entities by Parent or Subs (but excluding any consequential or incidental damages) during the two-year period immediately following the Closing that result from any discrepancy between the number of trucks utilizing the disposal facility's access road to support current volumes and the requirements of the Klickitat County agreement; provided, however, that the obligation of the Shareholders to indemnify Parent and Subs for such fines or penalties incurred within the applicable time period set forth above shall continue until the final resolution of each such claim. Following the Closing, Parent shall use reasonable efforts to cause the applicable permit to be modified to resolve this discrepancy. Any indemnification owing under this Section 9.8 shall be subject to the limitations set forth in Section 9.6 hereof, but shall not be subject to the limitations set forth in Section 9.5 hereof.

                                    ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER

         10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Mergers by the stockholders of the Companies or Subs:

                           (a)      by mutual consent of Parent, the
Shareholders, and Companies;

                           (b)      by either Parent or the Companies
(provided that the terminating party is not then in material breach of any representation, warranty, covenant, or agreement contained in this Agreement) if there has been a breach of any representation, warranty, covenant, or agreement that has a Material Adverse Effect on the Business Condition of the Companies or Parent, as the case may be, or on the benefits of the transaction provided for in this Agreement, and such breach has not been cured, or reasonable efforts are not being employed to cure such breach, within ten (10) days after notice thereof is given to the party committing such breach;

                           (c)      by Parent,  the  Shareholders,  or the
Companies if the Mergers shall not have been consummated before December 31, 1998; provided, however, that if the parties have agreed to pursue litigation pursuant to Section 7.4(b), such date shall be extended to April 1, 1999;

                           (d)      by Parent,  the Shareholders,  or the
Companies if any permanent injunction or other Order of a court or other competent authority preventing the Mergers shall have become final and non-appealable; or

                           (e)      by the  Shareholders  or the  Companies  in
the event that the rights of first offer described in Section 9.2 are exercised by the holders of such rights and accepted by the Companies or the Shareholders.

         Where  action is taken to  terminate  this  Agreement  pursuant to this
Section 10.1, it shall be sufficient for such action to be authorized, in the case of Parent and the Companies, by the Board of Directors of the party taking such action without any requirement to submit such action to the stockholders of such party.

         10.2 Effect of Termination. In the event of termination of this Agreement by the Companies, the Shareholders, or Parent as provided in Section 10.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of the Shareholders, Parent, Subs, or the Companies or their respective officers or directors, except that
(i) the provisions of Sections 7.7, 10.2, and 11.7 and the Confidentiality Agreement shall survive any such termination and abandonment, and (ii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants, or agreements as set forth in this Agreement.

         10.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors (in the case of Parent and the Companies), at any time before or after approval of matters presented in connection with the Mergers by the stockholders of the Companies or Parent, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.4 Extension, Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors (in the case of Parent and the Companies) may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 Nonsurvival of Representations, Warranties and Agreements. Except as otherwise provided in Sections 9.5 and 9.8, all representations, warranties, and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Mergers and shall not survive the Mergers, except for the agreements contained in Sections 7.5, 7.6, 7.7, 7.8,
7.10 and 7.11 and the agreements delivered pursuant to this Agreement.

         11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or given by telex or machine-confirmed facsimile or three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, return receipt requested, addressed as follows (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Subs, to:

                           Allied Waste Industries, Inc.
                           15580 N. Greenway-Hayden Loop, Ste. 100
                           Scottsdale, AZ  85260
                           Attention:   Larry D. Henk
                           Phone: (602) 627-2700
                           Fax: (602) 627-2704

                           with a copy to:

                           Fennemore Craig, P.C.
                           3003 North Central Avenue, Ste. 2600
                           Phoenix, AZ  85012-2913
                           Attention:   Karen C. McConnell
                           Phone: (602) 916-5307
                           Fax: (602) 916-5507

                  (b)      if to the Companies prior to Closing, to:

                           Rabanco Companies
                           200-112th Ave. NE, Suite 300
                           Bellevue, WA  98004
                           Telephone: (425) 646-2400
                           Fax: (425) 646-2440
                           Attn:    Office of the President

                           with a copy to:
                           Preston Gates & Ellis LLP
                           5000 Columbia Center
                           701 Fifth Ave.
                           Seattle, WA  98104-7078
                           Attention:  Robert S. Jaffe
                           Phone:  (206) 623-7580
                           Fax:  (206) 623-7022

c)       if to the Razore Shareholders, to:

                           Josie Razore
                           225 Second Street South, Unit D-6
                           Kirkland, WA  98033

                           Warren J. Razore
                           7613 Overlake Drive West
                           Medina, WA  98004

                           Carmen Sepic
                           6705 West Mercer Way
                           Mercer Island, WA  98040

                           Marie Schulze
                           7432 North Mercer Way
                           Mercer Island, WA  98040

                           with a copy to:

                           Preston Gates & Ellis LLP
                           5000 Columbia Center
                           701 Fifth Ave.
                           Seattle, WA  98104-7078
                           Attention:  Robert S. Jaffe
                           Phone:  (206) 623-7580
                           Fax:  (206) 623-7022

         (d)      if to the Non-Razore Shareholders, to:

                           CCA, inc.
                           911 Western Ave., Ste. 510
                           Seattle, WA  98104
                           Attention:  Cathleen Carr
                           Phone:  (206) 625-9696
                           Fax:  (206) 625-9795

                           Sphere Solid Waste, Inc.
                           500 South Sullivan Street
                           Seattle, WA  98108
                           Attention:  Harley Bird
                           Phone:  (425) 646-2400
                           Fax:  (425) 646-2440

                           with a copy to:

                           Bruce H. Benson
                           Ater Wynne Hewitt Dodson & Skerritt, LLP
                           601 Union Square, Suite 5450
                           Seattle, WA 98101-2327
                           Phone:  (206) 623-4711
                           Fax:  (206) 467-8406


         11.3 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include", "includes", and "including" when used therein shall be deemed in each case to be followed by the words "without limitation". The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean a section in, or exhibit to, this Agreement unless otherwise explicitly set forth.

         11.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each the other parties, it being understood that all parties need not sign the same counterpart.

         11.5 Miscellaneous. This Agreement, the Confidentiality Agreement, and the documents referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder (except as otherwise expressly provided herein and except that Section 7.6 is for the benefit of Company's directors and officers and is intended to confer rights on such persons); and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         11.6 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

         11.7 Transactional Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of Parent and the Companies shall pay its own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including, without limitation, the fees and expenses of its counsel, accountants and other experts; provided that the aggregate usual and customary costs and expenses paid by the Companies in connection with the transactions contemplated hereby will not exceed Five Million Dollars ($5,000,000) (with any excess being borne by the Shareholders).

         11.8 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Washington. The parties agree that King County, Washington, shall be the exclusive proper place of venue for any action, dispute, or controversy arising from or in connection with this Agreement. The parties irrevocably agree that any legal or equitable proceeding arising out of or in connection with this Agreement shall be brought either in the King County Superior Court or in the United States District Court Division in which King County is located. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.





           (the remainder of this page has been intentionally left blank)

                                SIGNATURE PAGES -
            AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

         IN WITNESS WHEREOF, Parent, Subs and the Companies have caused this Amended and Restated Agreement to be signed by their respective officers thereunder duly authorized, and the Shareholders have duly executed this Agreement, all as of the date first written above.

PARENT

ALLIED WASTE INDUSTRIES, INC.


By  /s/ Thomas H. Van Weelden
   ---------------------------
     Thomas H. Van Weelden
     President and CEO

SUBS                                         COMPANIES

RABANCO ACQUISITION COMPANY                  RABANCO, LTD.
                                             RABANCO RECYCLING, INC.
                                             UNITED WASTE CONTROL CORP.
By /s/ Larry Henk                            WJR ENVIRONMENTAL, INC.
   ------------------------
 Larry Henk, Vice President

                                             By /s/ Mary Razore
                                                ------------------------
                                                  Mary Razore, President


RABANCO ACQUISITION COMPANY TWO              RABANCO INTERMODAL/B.C., INC.


By   /s/ Larry Henk                         By  /s/ Jim Sepic
     --------------------------                 ------------------------------
     Larry Henk, Vice President             Jim Sepic, Executive Vice President


RABANCO ACQUISITION COMPANY THREE            WASTE ASSOCIATES, INC.


By   /s/ Larry Henk                         By  /s/ Jim Sepic
     --------------------------                 ----------------------
     Larry Henk, Vice President                   Jim Sepic, President


RABANCO ACQUISITION COMPANY FOUR             PAPER FIBERS, INC.


By  /s/ Larry Henk                          By /s/ Josie Razore
    ---------------------------                --------------------------
     Larry Henk, Vice President                   Josie Razore, President

RABANCO ACQUISITION COMPANY FIVE             MJS ASSOCIATES, INC.


By  /s/ Larry Henk                           By  /s/ Gary Schulze
    ---------------------------                  ------------------------
     Larry Henk, Vice President                   Gary Schulze, President


RABANCO ACQUISITION COMPANY SIX              ALASKA STREET ASSOCIATES, INC.


By  /s/ Larry Henk                           By  /s/ Jim Sepic
    ---------------------------                  --------------------------
     Larry Henk, Vice President                   Jim Sepic, Vice President


RABANCO ACQUISITION COMPANY SEVEN            S&L, INC.


By  /s/ Larry Henk                           By  /s/ Jim Sepic
    ---------------------------                  --------------------------
     Larry Henk, Vice President                   Jim Sepic, Vice President


RABANCO ACQUISITION COMPANY EIGHT            SSWI, INC.


By  /s/ Larry Henk                           By  /s/ Harley Bird
    ---------------------------                  -----------------------
     Larry Henk, Vice President                   Harley Bird, President


RABANCO ACQUISITION COMPANY NINE             CCAI, INC.


By  /s/ Larry Henk                           By  /s/ Cathleen Carr
    ---------------------------                  -------------------------
     Larry Henk, Vice President                   Cathleen Carr, President


RABANCO ACQUISITION COMPANY TEN


By  /s/ Larry Henk
    ---------------------------
     Larry Henk, Vice President

RABANCO ACQUISITION COMPANY ELEVEN


By  /s/ Larry Henk
    ---------------------------
     Larry Henk, Vice President

RABANCO ACQUISITION COMPANY TWELVE


BY /s/ Larry Henk
   ----------------------------
     Larry Henk, Vice President


RAZORE SHAREHOLDERS                          NON-RAZORE SHAREHOLDERS

                                             SPHERE SOLID WASTE, INC.

/s/ Warren J. Razore
--------------------
Warren J. Razore                             By  /s/ Harley Bird
                                                 -----------------------
                                                  Harley Bird, President

                                             CCA, INC.
/s/ Josie Razore
-----------------
Josie Razore                                 By   /s/ Cathleen Carr
                                                  ------------------------
                                                  Cathleen Carr, President

/s/ Marie Schulze
------------------
Marie Schulze



/s/ Carmen Sepic
------------------
Carmen Sepic

                       CONSENT AND PARTICIPATION OF SPOUSE

         I, the undersigned spouse of a Shareholder, do hereby approve and join in the foregoing Amended and Restated Agreement and Plan of Reorganization (this "Agreement") to the extent of any community property interest that I may have under the laws of the State of Washington and, to the extent of my interest, if any, agree to be bound by the provisions contained in this Agreement, including the Exhibits made part of this Agreement.

                              /s/ Mary Razore
                            ---------------------------
                                   Mary Razore

                       CONSENT AND PARTICIPATION OF SPOUSE

         I, the undersigned spouse of a Shareholder, do hereby approve and join in the foregoing Amended and Restated Agreement and Plan of Reorganization (this "Agreement") to the extent of any community property interest that I may have under the laws of the State of Washington and, to the extent of my interest, if any, agree to be bound by the provisions contained in this Agreement, including the Exhibits made part of this Agreement.

                              /s/ Joan Razore
                            ---------------------------
                                   Joan Razore

                       CONSENT AND PARTICIPATION OF SPOUSE

         I, the undersigned spouse of a Shareholder, do hereby approve and join in the foregoing Amended and Restated Agreement and Plan of Reorganization (this "Agreement") to the extent of any community property interest that I may have under the laws of the State of Washington and, to the extent of my interest, if any, agree to be bound by the provisions contained in this Agreement, including the Exhibits made part of this Agreement.

                              /s/ Jim Sepic
                           ---------------------------
                                    Jim Sepic

                       CONSENT AND PARTICIPATION OF SPOUSE

         I, the undersigned spouse of a Shareholder, do hereby approve and join in the foregoing Amended and Restated Agreement and Plan of Reorganization (this "Agreement") to the extent of any community property interest that I may have under the laws of the State of Washington and, to the extent of my interest, if any, agree to be bound by the provisions contained in this Agreement, including the Exhibits made part of this Agreement.

                              /s/ Gary Schulze
                           ---------------------------
                                  Gary Schulze